EXHIBIT 10.27

CUPERTINO CITY CENTER

NET OFFICE LEASE

by and between

CUPERTINO CITY CENTER BUILDINGS,

a California limited partnership,

as Lessor

and

ZEN RESEARCH, INC.,

a California corporation,

as Lessee

CUPERTINO CITY CENTER

NET OFFICE LEASE

For and in consideration of rentals, covenants, and conditions hereinafter set forth, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the herein described Premises for the term, at the rental rate specified herein and subject to and upon all of the terms, covenants and agreements set forth in this lease (“Lease”):

1. SUMMARY	OF LEASE PROVISIONS.

a.  Lessee:    ZEN RESEARCH, INC., a California corporation (“Lessee”).

b.  Lessor:    CUPERTINO CITY CENTER BUILDINGS, a California limited partnership (“Lessor”).

c.  Date of Lease (for reference purposes only):  September     , 1997.

d.  Premises:    That certain office space commonly known as 20400 Stevens Creek Boulevard, Suite 800, Cupertino, California, and shown cross-hatched on the reduced floor plan attached hereto as Exhibit “A,” consisting of approximately eighteen thousand eight hundred sixty-five (18,865) square feet of Rentable Area (the “Premises”). (ARTICLE 2)

e.  Term:    Seventy-three (73) months. (ARTICLE 3)

f.  Commencement Date:    October 1, 1997 (“Commencement Date”). (ARTICLE 3)

g.  Lease Termination:    October 31, 2003 (“Expiration Date”), unless sooner terminated pursuant to the terms of this Lease. (ARTICLE 3)

h.  Base Rent:    (ARTICLE 5)

Months	Base Rent Per Month Per SF of Rentable Area	Base Rent Per Month
1-6	$2.85	$53,765.25
7-8	$0.00	$0.00
9-12	$2.85	$53,765.25
13-24	$2.95	$55,651.75
25-36	$3.05	$57,538.25
37-48	$3.15	$59,424.75
49-60	$3.3644	$63,469.41
61-73	$3.4644	$65,355.91

i.  Security Deposit:    Three Hundred Sixty-Three Thousand One Hundred Ninety-Seven and 75/100 Dollars ($363,197.75). (ARTICLE 6)

j.  Lessee’s Percentage Share:    Ten and 30/100ths percent (10.30%). (ARTICLE 7)

k.  Parking:    Non-Exclusive right to use no more than fifty-five (55) unreserved, uncovered spaces without charge during the Term; provided, however, that in the event Lessor ever causes a portion of the Exterior Common Area to be set aside as a parking area with parking stalls reserved for particular Project tenants, then one of Lessee’s parking spaces pursuant hereto may be a single, reserved parking stall within such reserved parking area. (ARTICLE 26)

l.	Addresses for Notices:

Lessor:	c/o Maxim Property Management
350 Bridge Parkway
Redwood City, California 94065-1517
Attn: Director of Commercial Real Estate

Lessee:	Prior to Commencement Date:	Following Commencement Date:
	Zen Research, Inc.	Zen Research, Inc.
	20300 Stevens Creek Blvd.	20400 Stevens Creek Blvd., Suite 800
	Cupertino, California 95014	Cupertino, California 95014
	Attn: Stephen P. Pezzola, Esq.	Attn: Stephen P. Pezzola, Esq.

m.  Brokers:    Wayne Mascia Associates and Cornish & Carey Commercial. (ARTICLE 53)

n.  Intentionally omitted.

o.  Summary Provisions in General.    Parenthetical references in this Article 1 to other articles in this Lease are for convenience of reference, and designate some of the other Lease articles where applicable provisions are set forth. All of the terms and conditions of each such referenced article shall be construed to be incorporated within and made a part of each of the above referred to Summary of Lease Provisions. If any conflict exists between any Summary of Lease Provisions as set forth above and the balance of the Lease, then the latter shall control.

2.     PREMISES DEMISED.    Lessor does hereby lease to Lessee and Lessee hereby leases from Lessor the Premises described in Article 1.d., subject, nevertheless, to all of the terms and conditions of this Lease. Calculation of the actual “Rentable Area” of the Premises, Building and Project shall be performed by Lessor’s architect in accordance with Building measurement standards, which calculation shall be conclusive and binding upon Lessor and Lessee. The Premises is shown cross-hatched on the floor plan(s) attached hereto as Exhibit “A”. As used in this Lease, the term “Building” shall mean the building at the address listed in Article 1.d. above in which the Premises is located. The Building is situated upon the parcel(s) of land shown on Exhibit “B” attached hereto (collectively, the “Parcel”). The Building and the “Exterior Common Area” (as defined in Article 55 below) and all other improvements as now or hereafter located on the Parcel, if any, are herein sometimes referred to collectively as the “Project”.

3.     TERM.    The term of this Lease shall be for the period designated in Article 1.e., commencing on the Commencement Date and ending on the Expiration Date set forth in Article 1.g., unless sooner terminated pursuant to this Lease (“Term”). The expiration or sooner termination of the Lease is hereinafter referred to as “Lease Termination”.

4.     POSSESSION.

a.  Delay in Possession.    If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at the date specified in Article 1.e. above, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom; except, however, that in such event the “Commencement Date” for all purposes of this Lease shall be adjusted to be the date when Lessor delivers possession or such earlier date upon which such delivery of possession would have occurred but for delay in delivery of possession of the Premises caused and/or contributed to by Lessee and/or Lessee’s agents, officers, employees, representatives, contractors, servants, invitees and/or guests (collectively “Lessee’s Agents”), and the “Expiration Date” for all purposes of this Lease shall be the date which is the period of the Term specified in Article 1.e. following such Commencement Date. Lessor shall be deemed to have delivered possession to Lessee on the earlier of (i) the date that Lessor gives notice to Lessee that the Lessee Improvements are substantially completed and available for occupancy by Lessee, subject only to punch list items which do not prevent Lessee from using the Premises for its intended use, or (ii) the date on which the Lessee Improvements would have been substantially completed but for delays caused by Lessee or Lessee’s Agents, including without limitation, change orders requested by Lessee or required because of any errors or omissions in plans submitted by Lessee, or (iii) the date upon which Lessee actually occupies or commences operation from the Premises. Notwithstanding anything to the contrary contained in the foregoing, in the event the Commencement Date of this Lease has not occurred on or before December 31, 1997 (which date shall be subject to extension for delays in delivery of possession outside of the reasonable control of Lessor), then Lessee shall thereafter until the occurrence of the Commencement Date have the right to terminate this Lease upon ten (10) days prior written notice to Lessor (provided that if the Commencement Date occurs prior to the expiration of such ten (10) day period, such election to terminate shall be nullified and this Lease shall continue in full force and effect). In the event of such termination of this Lease by Lessee which is not so nullified, Lessor shall refund to Lessee any prepaid rent or Security Deposit and neither party shall have any further obligation or liability under this Lease.

b.  Early Possession.    If Lessor permits Lessee to occupy the Premises prior to the Commencement Date, such occupancy shall be subject to all the provisions of this Lease. Said early possession shall not advance the Expiration Date.

c.  Certificates and Licenses.    Prior to occupancy, Lessee shall provide to Lessor the certificate(s) of insurance required by Article 16 and a copy of all licenses and authorizations that may be required for the lawful operation of Lessee’s business upon the Premises, including any City business licenses as may be required.

d.  Lessee to Physically Occupy.    Lessee shall physically occupy the Premises and open the Premises for business in no event later than thirty (30) days after possession of the Premises is delivered to Lessee; provided, however, that the date of Lessee’s physical occupancy of the Premises shall in no event extend the Commencement Date, the Expiration Date or the date the payment of Rentals hereunder commences. Time is of the essence.

e.  Condition of Premises on Delivery.    Lessee acknowledges that except as specifically otherwise provided in this Lease and subject to Lessor’s representations, warranties and covenants set forth in this Lease (i) the lease of the Premises by Lessee pursuant hereto shall be on an “AS IS” basis, (ii) neither Lessor nor any employee, representative or agent of Lessor has made any representation or warranty with respect to the Premises or any other portion of the Project, and (iii) Lessor shall have no obligation to improve or alter the Premises or Project for the benefit of Lessee. Without regard to Lessee’s particular use of, or Alterations to, the Premises, upon the delivery of possession of the Premises to Lessee, the mechanical and utility systems serving the Premises shall be in good working condition. In the event it is established within ninety (90) days following delivery of possession of the Premises that, other than as a result of work necessitated by Lessee’s particular use of, or Alterations to, the Premises, the mechanical and utility systems serving the Premises are not in good working condition, Lessor shall promptly thereafter commence and diligently prosecute to completion the work necessary to restore such systems to working order (provided that Lessor shall not be responsible for any increased costs of performance of such work resulting from Lessee’s particular use (as opposed to mere general office use) of, or Alterations to, the Premises). Without regard to Lessee’s particular use of, or Alterations to, the Premises, to Lessor’s actual knowledge as of the delivery of possession, the Premises shall comply with the Americans with Disabilities Act of 1990 (as enforced upon the execution of this Lease) other than any pre-existing non-compliance where compliance work is not then required to be performed (as opposed to pre-existing non-compliance where compliance work is legally mandated even in the absence of subsequent improvements, alterations or change in use). If it is determined following the delivery of possession that upon the delivery of possession the Premises was not in compliance with the Americans with Disabilities Act of 1990 (as enforced upon the execution of this Lease) where the correcting compliance work was then required to be performed (as opposed to pre-existing non-compliance where compliance work was not legally mandated in the absence of subsequent improvements, alterations or change in use), then Lessor shall promptly thereafter commence and diligently prosecute to completion, at Lessor’s expense, the work necessary to cause such compliance (provided that Lessor shall not be responsible for any increased costs of causing such compliance resulting from Lessee’s particular use (as opposed to mere general office use) of, or Alterations to, the Premises).

5.     RENT.    Lessee agrees to pay to Lessor as rental for the Premises, without offset, deduction, prior notice or demand, the monthly Base Rent designated in Article 1.h., as the same may be adjusted from time to time pursuant to Article 7.a. below. Base Rent shall be payable monthly in advance on or before the first day of each calendar month during the Term, except that Base Rent for the first full calendar month during the Term shall be paid upon the execution of this Lease, and if the Commencement Date is other than the first day of a calendar month, Base Rent for the initial partial calendar month during the Term shall be prorated and paid upon the Commencement Date. Base Rent for any period during the Term which is for less than one (1) month shall be prorated based upon a thirty (30) day month. Base Rent and all other amounts owing to Lessor pursuant to this shall be paid to Lessor in lawful money of the United States of America which shall be legal tender at the time of payment, at the office of the Project, or to such other person or at such other place as Lessor may from time to lime designate in writing.

6.     SECURITY DEPOSIT.    Lessee’s “Security Deposit” under this Lease shall be the amount specified in Article 1.i. above, which amount shall be deposited with Lessor as follows: Sixty-Three Thousand One Hundred Ninety-Seven and 75/100 Dollars ($63,197.75) of such Security Deposit shall be deposited with Lessor concurrently with the execution of this Lease, and Three Hundred Thousand Dollars ($300,000.00) of such Security Deposit shall be deposited with Lessor on or before the Commencement Date (and the full deposit of such funds shall be a condition precedent to Lessee’s right to occupy the Premises, although the Commencement Date shall occur notwithstanding any delay in Lessee’s deposit of such funds). The Security Deposit shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants and conditions of this Lease to be kept and performed by Lessee during the Term. If Lessee defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of Rentals or relating to the condition of the Premises at Lease Termination, Lessor may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rental or any other sum in default, or for the payment of any amount which Lessor may spend or become obligated to spend by reason of Lessee’s default, or to compensate Lessor for any other reasonable loss or damage which Lessor may suffer by reason of Lessee’s default. If any portion of the Security Deposit is so used or applied, Lessee shall within twenty (20) days after written demand therefor, deposit cash with Lessor in an amount sufficient to restore the Security Deposit to its original amount and Lessee’s failure to do so shall be a material breach of this Lease. Lessor shall not be required to keep the Security Deposit separate from its general funds, and Lessee shall not be entitled to interest on the Security Deposit; provided, however, that if Lessee has not theretofore been in default under this Lease (after the expiration of any applicable cure period), Lessee shall be entitled to a credit in the amount of Twenty-Two Thousand Five Hundred Dollars ($22,500.00) against Base Rent otherwise coming due for the seventy-third (73rd) month of the Term. Lessor is not a trustee of the Security Deposit and may use it in ordinary business, transfer it or assign it, or use it in any combination of such ways. Lessee hereby grants to Lessor a first priority security interest in the Security Deposit. Upon Lessor’s request, Lessee shall promptly execute a separate security agreement, financing statement and/or such other documentation as may be requested by Lessor to further document and perfect Lessor’s security interest in the Security Deposit. If Lessee has then fully and faithfully performed every provision of this Lease to be performed by it, then Lessor shall apply Sixty Thousand Dollars ($60,000.00) of such Security Deposit to monthly Base Rent for each of the thirteenth (13th), twenty-fifth (25th), thirty-seventh (37th), forty-ninth (49th) and sixty-first (61st) months of the Term and upon each such application, the amount of the Security Deposit for purposes of this Lease shall be reduced by the amount then being applied, and within two (2) weeks after Lease Termination and vacation of the Premises, the remaining portion of the Security Deposit shall be returned to Lessee (or, at Lessor’s option, to the last assignee of Lessee’s interest hereunder) by Lessee or its last assignee; provided, however if any portion or the Security Deposit is to be applied to repair damages to the Premises caused by Lessee or Lessee’s Agents or to clean the Premises, then the balance of the Security Deposit shall be returned to Lessee (or, at Lessor’s option to the last assignee of Lessee’s interests hereunder) no later than thirty (30) days from the date Lessor receives possession of the Premises. Lessee shall not transfer or encumber the Security Deposit nor shall Lessor be bound by Lessee’s attempt to do so. If Lessor’s interest in this Lease is terminated, Lessor shall transfer the Security Deposit to Lessor’s successor in interest, and upon such transfer, Lessor shall be released from any liability to Lessee with respect to the Security Deposit and Lessee shall look only to the transferee for any return of the Security Deposit to which Lessee shall be entitled.

7.     PROJECT TAXES AND OPERATING EXPENSE ADJUSTMENTS.

a.	Intentionally omitted.

b.  Building Taxes and Building Operating Expenses.    Lessee shall pay to Lessor, as additional rent and without deduction or offset, Lessee’s percentage share set forth in Article 1.j. (“Lessee’s Percentage Share”) of the amount of annual “Building Taxes” and “Building Operating Expenses” (as such terms are defined below). Building Taxes and Building Operating Expenses are collectively referred to herein as “Building Expenses”. Lessee’s Percentage Share shall be determined by dividing the Rentable Area of the Premises by the total Rentable Area in the Building. Lessee’s Percentage Share shall be subject to an equitable adjustment upon a condemnation, sale by Lessor of part of the Building, reconstruction after damage or destruction or expansion or reduction of the areas within the Building. Lessee’s Percentage Share of Building Expenses shall be payable during the Term in equal monthly installments on the first day of each month in advance, without deduction, offset or prior demand.

At any time during the Term, Lessor may give Lessee notice of Lessor’s estimate of the Building Expenses for the current calendar year. An amount equal to one twelfth (1/12) of Lessee’s Percentage Share of the estimated Building Expenses shall be payable monthly by Lessee as aforesaid, commencing on the first day of the calendar month following thirty (30) days written notice and continuing until receipt of any notice of adjustment from Lessor given pursuant to this paragraph. Until notice of the estimated Building Expenses for a subsequent calendar year is delivered to Lessee, Lessee shall continue to pay its Percentage Share of Building Expenses on the basis of the prior year’s estimate. Lessor may at any time during the Term adjust estimates of the Building Expenses to reflect current expenditures and following Lessor’s written notice to Lessee of such revised estimate, subsequent payments by Lessee shall be based upon such revised estimate.

If the Commencement Date is on a date other than the first day of a calendar year, the amount of the Building Expenses payable by Lessee in such calendar year shall be prorated based upon a fraction, the numerator of which is the number of days from the Commencement Date to the end of the calendar year in which the Commencement Date falls, and the denominator of which is three hundred sixty (360).

Within one hundred twenty (120) days after the end of each calendar year during the Term or as soon thereafter as practicable, Lessor will furnish to Lessee a statement (“Lessor’s Statement”) setting forth in reasonable detail the actual Building Expenses paid or incurred by Lessor during the preceding year, and thereupon within twenty (20) days an adjustment will be made by Lessee’s payment to Lessor (in the event of reconciliation of an underestimate of Building Expenses of fifteen percent (15%) or less) or credit to Lessee by Lessor against the Building Expenses next becoming due from Lessee, as the case may require, to the end that Lessor shall receive the entire amount of Lessee’s Percentage Share of Building Expenses for such calendar year and no more; provided, however, that in the event of a reconciliation of an underestimate of Building Expenses of more than fifteen percent (15%), Lessee shall have the right to pay any such reconciliation amount in three (3) equal monthly installments payable within twenty (20), fifty (50) and eighty (80) days following Lessee’s receipt of the applicable Lessor’s Statement. If, based on Lessor’s Statement a payment from Lessee is required. Lessee shall not have the right to withhold or defer such payment pending a review of Lessor’s books and records pursuant to the following paragraph or the resolution of any dispute relating to Building Expenses. If the Expiration Date is on a day other than the last day of a calendar year, the amount of Building Expenses payable by Lessee for the calendar year in which Lease Termination falls shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such Expiration Date bears to three hundred sixty (360). The termination of this Lease shall not affect the obligations of Lessor and Lessee pursuant to this Article 7.

Within sixty (60) days after Lessee receives a statement of actual Building Expenses paid or incurred for a calendar year, Lessee shall have the right, upon written demand and reasonable notice, to inspect Lessor’s books and records relating to such Building Expenses for the calendar year covered by Lessor’s Statement for the purpose of verifying the amount set forth in such statement. Such inspection shall be made during Lessor’s normal business hours, at the place where such books and records are customarily maintained by Lessor and Lessee shall be granted reasonable access to such books and records as reasonably required to conduct such audit or inspection. In no event may any such inspection be performed by a person or entity being compensated on a contingency fee basis or based upon a share of any refund obtained by Lessee. Information obtained by such inspection shall be kept in the strictest confidence by Lessee. Unless Lessee asserts in writing a specific error within ninety (90) days following Lessee’s receipt of Lessor’s Statement, the amounts set forth in Lessor’s Statement shall be conclusively deemed correct and binding on Lessee. Any such inspection shall be at Lessee’s sole cost and expense, except that if it determined pursuant to any such inspection that the applicable Lessor’s Statement overstated actual Building Expenses by more than ten percent (10%), then Lessor shall reimburse Lessee for Lessee’s actual and reasonable out of pocket expenses incurred in the performance of such inspection within thirty (30) days following Lessee’s submission to Lessor of reasonable evidence of the amount of such expenses.

(i)  Operating Expenses.    As used in this Lease, “Building Operating Expenses” means all of the Building Service Expenses and an allocable portion of the Project Expenses as follows:

(A)  Building Service Expenses.    Building Operating Expenses shall include all costs of operation, maintenance, repair and management of the Building and Building Common Area (defined in Article 55), hereinafter collectively referred to as “Building Service Expenses,” as determined by standard accounting practices. Building Service Expenses as used herein shall include, but not be limited to, all sums expended in connection with all general maintenance and repairs, painting, cleaning, sweeping and janitorial services; maintenance and repair of signs, indoor plants, and atriums; trash removal; sewage; electricity, gas, water and any other utilities (including any temporary or permanent utility surcharge or other exaction whether now or hereafter imposed); maintenance and repair of any fire protection systems, elevator systems, lighting systems, storm drainage systems, heating, ventilation and air conditioning systems and other utility and/or mechanical systems; any governmental imposition or surcharge imposed upon Lessor with respect to the Building or assessed against the Building; all costs and expenses pertaining to a security alarm system or other security services or measures for the

Building, if Lessor deems necessary in Lessor’s sole business judgment; materials; supplies; tools; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); service agreements on equipment; maintenance, and repair of the roof (including repair of leaks and resurfacing) and the exterior surfaces of all improvements (including painting); maintenance and repair of structural parts (including repair of leaks and resurfacing) and the exterior surfaces of all improvements (including painting); maintenance and repair of structural parts (including foundation, floor slabs and load bearing walls); window cleaning; elevator or escalator services; materials handling; fees for licenses and permits relating to the Building; the cost of complying with rules, regulations and orders of governmental authorities; Building office rent or rental value (provided that if such building office serves any buildings other than the Building, then such office rent or rental value shall be reasonably prorated among the Building and such other buildings); reasonable accounting and legal fees; the cost of contesting the validity or applicability of any governmental enactment which may affect Building Service Expenses; personnel to implement such services, including, if Lessor deems necessary, the cost of security guards and valet attendants; public liability, environmental impairment, property damage and fire and extended coverage insurance on the Building (in such amounts and providing such coverage as determined in Lessor’s sole discretion and which may include, without limitation, liability, all risk property, lessor’s risk liability, war risk, vandalism, malicious mischief, boiler and machinery, rental income, earthquake, flood and worker’s compensation insurance); compensation and fringe benefits payable to all persons employed by Lessor in connection with the operation, maintenance, repair and management of the Building; and a management fee consistent with competitive market fees payable in connection with the management of first-class office projects in the vicinity of the Project and comparable to the Project, not to exceed five percent (5%) of gross receipts from the Building (including, without limitation, all rentals and parking receipts from Building tenants and/or visitors). In the event of casualty damage to the Building, Building Service Expenses shall not include (1) the cost of repair of insured casualty damage to the extent such costs are reimbursed by the proceeds of insurance maintained by Lessor, or (2) the costs of repair of uninsured casualty damage to the extent such costs exceeds what would have been a commercially customary deductible amount under a commercially customary policy of insurance covering such category of casualty (had such insurance been maintained). Lessor may cause any or all of said services to be provided by an independent contractor or contractors, or they may be rendered by Lessor. In the event Lessor makes capital improvements which have the effect of reducing Building Services Expenses, Lessor may amortize its investment in said improvements as a Building Service Expense in accordance with standard accounting practices provided that such amortization is not at a rate greater than the anticipated savings in the Building Service Expenses. It is the intent of the parties hereto that Building Service Expenses shall include every cost paid or incurred by Lessor in connection with the operation, maintenance, repair and management of the Building, and the specific examples of Building Service Expenses stated in this Article 7 are in no way intended to, and shall not, limit the costs comprising Building Service Expenses, nor shall such examples be deemed to obligate Lessor to incur such costs or to provide such services or to take such actions, except as may be expressly required of Lessor in other portions of this Lease, or except as Lessor, in its sole discretion, may elect. The maintenance of the Building shall be at the sole discretion of Lessor and all costs incurred by Lessor in good faith shall be deemed conclusively binding on Lessee. If less than one hundred percent (100%) of the Rentable Area of the Building is occupied during any calendar year, then in calculating Building Service Expenses for such year, the components of Building Service Expenses which vary based upon occupancy level shall be adjusted to equal Lessor’s reasonable estimate of the amount of such Building Service Expenses had one hundred percent (100%) of the total Rentable Area of the Building been occupied during such year.

(B)  Project Expenses.    Building Operating Expenses shall include the Building’s equitable share of all direct costs of operation, maintenance, repair and management of the Project (as opposed to expenses relating solely to the Building or any other particular building within the Project) and/or the Exterior Common Area, determined by standard accounting practices (collectively, “Project Expenses”). Such costs shall be allocated by Lessor between the Building containing the Premises and the other buildings located within the Project from time to time, in such manner as Lessor reasonably determines in good faith. Project Expenses as used herein shall include, but not be limited to, all sums expended in connection with all general maintenance and repairs, resurfacing, painting, restriping, cleaning, sweeping, and janitorial services; maintenance and repair of sidewalks, curbs, signs and other Exterior Common Areas; maintenance and repair of sprinkler systems, planting, and landscaping; trash removal; sewage; electricity, gas, water and any other utilities (including any temporary or permanent utility surcharge or other exaction whether now or hereafter imposed); maintenance and repair of directional signs and other markers and bumpers; maintenance and repair of any fire protection systems, elevator systems, lighting systems, storm drainage systems and other utility systems; any governmental imposition or surcharge imposed upon Lessor or assessed against the Exterior Common Area or the Project; materials; supplies, tools; depreciation on maintenance and operating machinery and equipment (if owned) and rental paid for such machinery and equipment (if rented); service agreements on equipment; maintenance and repair of parking areas and parking structures, if any, less any parking revenue received by Lessor for the use of Project parking areas; maintenance and repair of structural parts (including foundation and floor slabs); elevator services, if applicable: material handling; fees for licenses and permits relating to the Exterior Common Area; the cost of complying with rules, regulation and orders of governmental authorities; reasonable accounting and legal fees; the cost of contesting the validity or applicability of any governmental enactment which may affect Project Expenses; personnel to implement such services, including if Lessor deems necessary, the cost of security guards and valet attendants; all annual assessments and special assessments levied or charged against the Project and/or Lessor pertaining to the Project by the Cupertino City Center Owner’s Association pursuant to the “CCamp;R’s” (as hereinafter defined); public liability, environmental impairments, property damage and fire and extended coverage insurance on Exterior Common Area (in such amounts and providing such coverage as determined in Lessor’s sole discretion and which may include, without limitation, liability, all risk property, lessor’s risk liability, war risk, vandalism, malicious mischief, sprinkler leakage, boiler and machinery, parking income, earthquake, flood and worker’s compensation insurance); compensation and fringe benefits payable to all persons employed by Lessor in connection with the operation, maintenance, repair and management of the Exterior Common Area; and a management fee consistent with competitive market fees payable in connection with the management of first-class office projects in the vicinity of the Project and comparable to the Project, not to exceed five percent (5%) of gross receipts from the Project (exclusive of amounts collected from tenants of any building within the Project under their respective leases). In the event of casualty damage to the Exterior Common Area, Project Expenses shall not include (1) the cost of repair of insured casualty damage to the extent such costs are reimbursed by the proceeds of insurance maintained by Lessor, or (2) the costs of repair of uninsured casualty damage to the extent such costs exceeds what would have been a commercially customary deductible amount under a commercially customary policy of insurance covering such category of casualty (had such insurance been maintained). Lessor may cause any or all of said services to be provided by an independent contractor or contractors, or they may be rendered by Lessor. In the event Lessor makes capital improvements which have the effect of reducing Project Expenses. Lessor may amortize its investment in said improvements as a Project Expense in accordance with standard accounting practices provided that such amortization is not at a rate greater than the anticipated savings in the Project Expenses. It is the intent of the parties hereto that Project Expenses shall include every cost paid or incurred by Lessor in connection with the operation, maintenance, repair and management of the Exterior Common Area, and the specific examples of Project Expenses stated in this Article 7 are in no way intended to, and shall not limit the costs comprising Project Expenses, nor shall such examples be deemed to obligate Lessor to incur such costs or to provide such services or to take such actions except as Lessor may be expressly required in other portions of this Lease, or except as Lessor, in its sole discretion, may elect. The maintenance of the Exterior Common Areas shall be at the sole discretion of Lessor and all costs incurred by Lessor in good faith shall be deemed conclusively binding on Lessee. If less than one hundred percent (100%) of the Rentable Area of the Project is occupied during any calendar year, then in calculating Project Expenses for such year, the components of Project Expenses which vary based upon occupancy level shall be adjusted to equal Lessor’s reasonable estimate of the amount of such Project Expenses had one hundred percent (100%) of the total Rentable Area of the Project been occupied during such year.

(ii)  Project Taxes.    “Building Taxes” as used in this Lease, shall mean those items of “Project Taxes” (as hereinafter defined) which relate solely to the Building, plus an equitable share of Project Taxes which relate to the land underlying the Project, to the Exterior Common Areas and/or to the Project as a whole (as opposed to Project Taxes relating solely to the Building or any other particular building within the Project), which equitable share shall be allocated by Lessor between the Building and the other buildings located within the Project from time to time, in such manner as Lessor reasonably determines in good faith. The term “Project Taxes” as used in this Lease shall collectively mean (to the extent any of the following are not paid by Lessee pursuant to Article 7.c. below) all: real estate taxes and general or assessments (including, but not limited to, assessments for public improvements or benefits); personal property taxes; taxes based on vehicles utilizing parking areas on the Parcel; taxes computed or based on rental income (including without limitation any municipal business tax but excluding federal, state and municipal net income taxes); Environmental Surcharges; excise taxes; gross receipts taxes; sales and/or use taxes; employee taxes; water and sewer taxes levies, assessments and other charges in the nature of taxes or assessments (including, but not limited to, assessments for public improvements or benefit); and all other governmental, quasi-governmental or special district impositions of any kind and nature whatsoever, regardless of whether now customary or within the contemplation of the parties hereto and regardless of whether resulting from increased rate and/or valuation, or whether extraordinary or ordinary, general or special, unforeseen or foreseen, or similar or dissimilar to any of the foregoing which during the Lease Term are laid, levied, assessed or imposed upon Lessor and/or become a lien upon or chargeable against the Project or the Premises, Building, Common Area and/or Parcel under or by virtue of any present or future laws, statutes, ordinances, regulations, or other requirements of any governmental authority or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments whatsoever. The term “Environmental Surcharges” shall include any and all expenses, taxes, charges or penalties imposed by the Federal Department of Energy, Federal Environmental Protection Agency, the Federal Clean Air Act, or any regulations promulgated thereunder, or imposed by any other local, state or federal governmental agency or entity now or hereafter vested with the power to impose taxes, assessments or other types of surcharges as a means of controlling or abating environmental pollution or the use of energy in regard to the use, operation or occupancy of the Project including the Premises, Building, Common Area and/or Parcel. The term “Project Taxes” shall include (to the extent the same are not paid by Lessee pursuant to Article 7.c. below), without limitation: the cost to Lessor of contesting the amount or validity or applicability of any Project Taxes described above; and all taxes, assessments, levies, fees, impositions or charges levied, imposed, assessed, measured, or based in any manner whatsoever upon or with respect to the use, possession, occupancy, leasing, operation or management of the Project (including, without limitation, the Premises, Building, Common Area and/or Parcel) or in lieu of or equivalent to any Project Taxes set forth in this Article 7.b.(ii).

If at any time during the Term, Project Taxes are under-assessed by the taxing authorities so that they are not computed on a fully-completed and occupied basis in accordance with the then applicable taxing authority of the governmental entities having jurisdiction, Lessor shall have the right, but not the obligation, to adjust Project Taxes to reflect the amount that Project Taxes would be if the Project were assessed on a fully-completed and occupied basis, as determined in Lessor’s reasonable discretion, and such adjusted amount shall be allocated to the Project in accordance with the terms of this Lease.

c.  Other Taxes.    Lessee shall pay the following:

(i)  Lessee shall pay (or reimburse Lessor as additional rent if Lessor is assessed), before delinquency, any and all taxes levied or assessed, and which become payable for or in connection with any period during the Term, upon all of the following (collectively, “Leasehold Improvements and Personal Property”): Lessee’s Leasehold Improvements, the Lessee Improvements, equipment, furniture, furnishings, fixtures, merchandise, inventory, machinery, appliances and other personal property located in the Premises; except only that which has been paid for by Lessor and is the standard of the Building. Lessee hereby acknowledges receipt of a copy of a schedule setting forth the improvements comprising the standard of the Building. If any or all of the

Leasehold Improvements and Personal Property are assessed and taxed with the Project. Lessee shall pay to Lessor such taxes within ten (10) days after delivery to Lessee by Lessor of a statement in writing setting forth the amount applicable to the Leasehold Improvements and Personal Property. If the Leasehold Improvements and Personal Property are not separately assessed on the tax statement or bill, Lessor shall determine in good faith the amount of such taxes applicable to the Leasehold Improvements and Personal Property which Lessee is obligated to pay.

(ii)  Lessee shall pay (or reimburse Lessor if Lessor is assessed, as additional rent), prior to delinquency or within ten (10) days after receipt of a statement thereof, any and all other taxes, levies, assessments, or surcharges payable by Lessor or Lessee and relating to this Lease, the Premises or Lessee’s activities in the Premises (other than Lessor’s net income, succession, transfer, gift, franchise, estate, or inheritance taxes), whether or not now customary or within the contemplation of the parties hereto, now in force or which may hereafter become effective, including but not limited to taxes: (1) upon, allocable to, or measured by the area of the Premises or on the Rentals payable hereunder, including without limitation any gross receipts, excise, or other tax levied by the state, any political subdivision thereof, city or federal government with respect to the receipt of such Rentals; (2) upon or with respect to the use, possession, occupancy, leasing, operation and management of the Premises or any portion thereof; (3) upon this transaction or any document to which Lessee is a party creating or transferring an interest or an estate in the Premises; or (4) imposed as a means of controlling or abating environmental pollution or the use of energy, including, without limitation, any parking taxes, levies or charges or vehicular regulations imposed by any governmental agency. Lessee shall also pay, prior to delinquency, all privilege, sales, excise, use, business, occupation, or other taxes, assessments, license fees, or charges levied, assessed, or imposed upon Lessee’s business operations conducted at the Premises.

(iii)  Any payments made by Lessee directly to the applicable taxing authority pursuant to this subsection 7.c. shall be made prior to the applicable delinquency date for such payment, and Lessee shall deliver evidence of such payment to Lessor within fifteen (15) days thereafter. Notwithstanding anything to the contrary contained in this subsection 7.c., if Lessee in good faith disputes the amount of any payments which Lessee is required to make directly to the applicable taxing authority pursuant to this subsection 7.c., then Lessee shall have the right to contest such payment in accordance with applicable laws governing such contest, provided that no Lien or claim is filed against the Premises or any other portion of Lessor’s interest in the Project as a result of Lessee’s non-payment during the course of such contest, Lessee posts security in form and amount reasonably acceptable to Lessor to effectively prevent any exercise of remedies by the taxing authority due to non-payment during the course of any such contest, and Lessee promptly makes such payment when due following the resolution of such contest.

8.   USE.

a.  In no event shall Lessee use or permit the use of the Premises for any purpose other than general office use (which may include, subject to compliance with applicable laws and governmental requirements, incidental use of a portion of the Premises reasonably approved by Lessor as a testing lab facility for non-destructive electronic testing only, in a manner consistent with operation within a first-class general office use building, so as not to exceed the capacity of the mechanical and utility systems serving, and/or the floor load capacity of, the Premises or interfere with the use or occupancy of any other occupant of the Building). Lessor and Lessee hereby acknowledge and agree that the foregoing use restriction is an absolute prohibition against a change in use of the Premises as contemplated under California Civil Code Section 1997.230. Lessee shall not do or permit to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the Building or the Project or any of its contents, or cause cancellation of any insurance policy covering the Building or the Project or any part thereof or any of its contents. Lessee shall not, without prior consent of Lessor, bring into the Building or the Premises or use or incorporate in the Premises any apparatus, equipment or supplies that may cause substantial noise, odor, or vibration or overload the Premises or the Building or any of its utility or elevator systems or jeopardize the structural integrity of the Building or any part thereof. Lessee and Lessee’s Agents shall not use, store, or dispose of any Hazardous Materials (defined below) on any portion of the Project. Lessee shall indemnify, defend with counsel acceptable to Lessor, and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, actions, suits, proceedings, orders, judgment, losses, costs, damages, liabilities, penalties, or expenses (including, without limitation, attorneys’ fees) arising in connection with the breach of the obligations described in the previous sentence and the obligations of Lessee pursuant hereto shall survive the Lease Termination. As used in this paragraph. Hazardous Materials means any chemical, substance or material which has been determined or is hereafter determined by any federal, state, or local governmental authority to be capable of posing risk of injury to health or safety, including, without limitation, petroleum, asbestos, polychlorinated biphenyls, radioactive materials and radon gas. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or the Project or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not commit or suffer to be committed any waste in or upon the Premises.

b.  Effect of Use Restriction.    Lessor and Lessee hereby acknowledge and agree that the use restriction set forth in subsection 8.a. above shall be deemed reasonable in all respects and under all circumstances. Lessor and Lessee further acknowledge and agree that, notwithstanding any provision of this Lease to the contrary, (i) in the event Lessee requests Lessor’s consent to a proposed assignment of this Lease or subletting of the Premises, Lessor shall be deemed reasonable in withholding its consent to such assignment or subletting if the proposed assignee or subtenant desires to use the Premises for any purpose other than as expressly provided in subsection 8.a. above, and (ii) in the event of a default by Lessee under the Lease, the enforcement of the use restriction set forth in subsection 8.a. above shall be deemed reasonable for purposes of computing the rental loss that could be or could have been reasonably avoided by Lessor pursuant to California Civil Code Section 1951.2 and in connection with the exercise of Lessor’s remedies under California Civil Code Section 1951.4.

Notwithstanding the preceding to the contrary, if Lessor withholds its consent to an assignment of the Lease or subletting of the Premises based upon the desire of the proposed assignee or subtenant to use the Premises for any purpose other than as expressly provided in subsection 8.a. above, or if Lessee is in default under this Lease, then, prior to commencing or pursuing any claim or defense against Lessor based upon the unreasonableness of the use restriction set forth in subsection 8.a. above, Lessee shall provide Lessor with written notice (by certified mail, postage prepaid and return receipt requested) setting forth Lessee’s objections to the enforcement of the use restriction in such instance, the basis upon which Lessee intends to demonstrate that the enforcement of such use restriction would be unreasonable in such instance, and the use(s) which Lessee believes Lessor should allow Lessee or its proposed assignee or subtenant, as the case may be, to make of the Premises. Within thirty (30) days of Lessor’s receipt of Lessee’s written notice of objection, Lessor shall provide Lessee with written notice of Lessor’s election to either (A) enforce the use restriction set forth in subsection 8.a. above, or (B) permit a change in the use of the Premises, provided that such proposed use shall in no event (1) require the use, storage or disposal of Hazardous Materials on or about the Premises or the Project, (2) increase or affect any fire or other insurance covering the Building or the Project, (3) interfere with the rights of other tenants of the Building or Project, including, without limitation, any exclusive use rights of such tenants, (4) be in violation of applicable federal, state or local laws, rules, regulations, codes or ordinances, or (5) require Lessor to construct or install, or to provide any allowance for the construction or installation of any tenant improvements in the Premises. Notwithstanding the preceding to the contrary, in no event shall Lessor have any obligation to allow a change in the use of the premises, it being expressly understood by the parties that the use restriction set forth in subsection 8.a. above is an absolute prohibition against a change in use of the Premises. In the event Lessor fails to provide Lessee with written notice of its election to either enforce the use restriction or allow a change in use of the Premises within said thirty (30) day period, Lessor shall be deemed to have elected to enforce the use restriction. In the event Lessor elects or is deemed to have elected to enforce the use restriction as provided hereinabove, Lessee shall have the right to pursue such valid claims or defenses against Lessor as may be permitted under California Civil Code section 1997.040 and which Lessee is able to prove.

9.     COMPLIANCE WITH LAWS.    Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with or violate any law, statute, ordinance, order or governmental rule or regulation or requirement of duly constituted public authorities or quasi-public authorities now in force or which may hereafter be enacted or promulgated. Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, orders and governmental or quasi-governmental rules, regulations or requirements now in force or which may hereafter be in force and with all recorded documents which relate to or affect the condition, use or occupancy of the Premises, including, without limitation, that certain Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center, recorded October 9, 1985, Series No. 8554457 of the Official Records of Santa Clara County, California, as amended by First Amendment to Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Cupertino City Center recorded September 12, 1987, Series No. 9417820 of the Official Records of Santa Clara County, California (as amended, the “CCamp;R’s”), and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Lessee’s improvements, acts or use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance, or governmental or quasi-governmental rule, regulation or requirement, shall be conclusive of that fact as between the Lessor and Lessee. Lessee shall obtain, prior to taking possession of the Premises, all permits, licenses, or other authorizations for the lawful operation of its business at the Premises. Lessee shall indemnify, defend with counsel acceptable to Lessor and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any claim, action, suit, proceeding, order, judgment, liability, penalty or expense (including, without limitation, attorneys’ fees) arising out of the failure of Lessee to comply with any applicable law, statute, ordinance, order, rule, regulation, requirement or recorded document. Lessee acknowledges that Lessee has independently investigated and is satisfied that the Premises are suitable for Lessee’s intended use and that the Building and Premises meet all governmental and quasi-governmental requirements for such intended use.

Lessor and Lessee acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 (the “ADA”), responsibility for compliance with the terms and conditions of Title III of the ADA may be allocated as between Lessor and Lessee. In this regard and notwithstanding anything to the contrary contained in the Lease, Lessor and Lessee agree that the responsibility for compliance with the ADA (including, without limitation, the removal of architectural and communications barriers and the provision of auxiliary aids and services to the extent required) shall be allocated as follows: (i) Lessee shall be responsible for compliance with the provisions of Title I of the ADA, and of Title II and Title III of the ADA as Titles II and III relate to any construction, renovations, alterations and repairs made within the Premises if such construction, renovations, alterations and repairs are made by Lessee, at its expense without the assistance of Lessor; (ii) Lessor shall be responsible for compliance with the provisions of Title II and III of the ADA for all construction, renovations, alterations and repairs which Lessor is required, under this Lease, to make within the Premises, whether (pursuant to the relevant provisions of the Lease) at Lessor’s or Lessee’s expense; and (iii) Lessor shall be responsible for compliance with the provisions of Title III of the ADA for all exterior and interior areas of the Building not included within the Premises except to the extent such compliance is necessitated as a result of Lessee’s particular use of, or alterations to, the Premises. Lessor agrees to indemnify, defend and hold Lessee harmless from and against any claims, damages, costs and liabilities arising out of Lessor’s failure, or alleged failure, as the case may be, to comply with the ADA, to the extent such compliance has been allocated to Lessor herein, which indemnification obligation shall survive the expiration or termination of this Lease if the Lease has not been terminated by reason of a default by Lessee. Lessee agrees to indemnify, defend and hold Lessor harmless from and against any claims, damages, costs and liabilities arising out of Lessee’s failure, or alleged failure, as the case may be, to comply with the ADA to the extent such compliance has been allocated to Lessee herein, which indemnification obligation shall survive the expiration or termination of this Lease. Lessor and Lessee each agree that the allocation of responsibility for ADA compliance shall not require Lessor or Lessee to supervise, monitor or otherwise review the compliance activities of the other with respect to its assumed responsibilities for ADA compliance as set forth in this Article 9. Lessor shall, in complying with the ADA (to the extent such compliance has been allocated to Lessor herein), be entitled to rely upon representations made to, or information given to Lessor by Lessee in regard to Lessee’s use of the Premises, Lessee’s employees, and other matters pertinent to compliance with the ADA. The indemnity of Lessee set forth above shall apply as to any liability arising against Lessor by reason of any misrepresentations or misinformation given by Lessee to Lessor. The allocation of responsibility for ADA compliance between Lessor and Lessee, and the obligations of Lessor and Lessee established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this Article 9.

10.     ALTERATIONS AND ADDITIONS.

a.  Lessee’s Alterations.    Lessee shall not make or suffer to be made any alterations, additions, changes or improvements (collectively, “Alterations”) to or of the Premises, or any part thereof without Lessor’s prior written consent, which consent shall not, except as otherwise expressly provided in the Lease, be unreasonably withheld; except, however, that Lessee shall have the right, without Lessor’s prior written consent but upon at least fifteen (15) days prior written notice to Lessor, to make Alterations to the Premises interior, not affecting the mechanical or utility systems serving the Premises or the structural components of the Premises, not requiring demolition of any existing improvements, and costing less than Ten Thousand Dollars ($10,000.00). Lessor may impose, as a condition to the aforesaid consent or as a condition to Lessee’s right to make those Alterations described above which may be made without Lessor’s prior consent, such requirements as Lessor may deem necessary in its sole discretion, including without limitation: the manner in which the work is done; a right of approval of the contractor by whom the work is to be performed; the times during which such work is to be accomplished; the requirement that Lessee post a lien and completion bond (or its equivalent) in an amount equal to one and one-half times any and all estimated Alterations costs and otherwise in form satisfactory to Lessor to insure Lessor against any liability for mechanics’ and materialmen’s liens and to insure completion of the work; the requirement that Lessee reimburse Lessor, as additional rent, for Lessor’s reasonable costs incurred in reviewing any proposed Alterations, whether or not any required consent of Lessor is granted; and the requirement that at Lease Termination, either (i) Lessee, at its expense, will remove any and all such Alterations installed by Lessee and shall, at its cost, promptly repair all damages to the Project caused by such removal, or (ii) the Alterations made by Lessee shall remain with the Premises, be a part of the realty, and belong to Lessor. If Lessor consents to any Alterations to the Premises by Lessee, the same shall be made by Lessee at Lessee’s sole cost and expense in accordance with plans and specifications approved by Lessor. Any Alterations (whether or not requiring Lessor’s consent) made by Lessee shall be performed in accordance with all applicable laws, ordinances and codes and in a first class workmanlike manner, and shall not weaken or impair the structural strength or lessen the value of the Building, shall not invalidate, diminish, or adversely affect any warranty applicable to the Building or any other improvements located within the Project, including any equipment therein, and shall be performed in a manner causing Lessor and Lessor’s agents and other tenants of the Building the least interference and inconvenience practicable under the circumstances. In making any such Alterations, Lessee shall, at Lessee’s sole cost and expense:

(i)  File for and secure any necessary permits or approvals from all governmental departments or authorities having jurisdiction, and any utility company having an interest therein,

(ii)  Notify Lessor in writing at least fifteen (15) days prior to the commencement of work on any Alteration, so that Lessor can post and record appropriate notices of non-responsibility, and

(iii)  Provide copies of all drawings and specifications prior to commencement of construction of any Alterations.

In no event shall Lessee make or suffer to be made any Alteration to the mechanical or utility systems of the Building, to the Common Area or the structural portions of the Building or any part thereof without Lessor’s prior written consent, which consent may be withheld in Lessor’s sole discretion.

b.  Removal.    Upon Lease Termination, Lessee shall, upon written demand by Lessor at Lessee’s sole cost and expense, forthwith and with all due diligence remove any Alterations made by Lessee (other than Alterations which Lessor has agreed need not be so removed), which is then designated by Lessor to be removed and Lessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damage to the Project caused by such removal. Lessee shall also, upon Lease Termination and provided that Lessee is not then in default hereunder, remove Lessee’s movable equipment, furnishings, trade fixtures and other personal property (excluding any Alterations made by Lessee not specifically designated by Lessor to be removed), provided that Lessee shall, forthwith and with all due diligence at its sole cost and expense, repair any damages to the Project caused by such removal. Unless Lessor elects to have Lessee remove any such Alterations, all such Alterations except for movable furniture and trade fixtures of Lessee not affixed to the Premises, shall become the property of Lessor upon Lease Termination (without any payment therefor) and remain upon and be surrendered with the Premises.

c.  Alterations Required by Law.    Lessee shall pay to Lessor as additional rent, the cost of any structural or non-structural alteration, addition or change to the Building and/or at Lessor’s election, shall promptly make, at Lessee’s sole expense and in accordance with the provisions of subsection l0.a. above, any structural or non-structural alteration, addition or change to the Premises required to comply with laws, regulations, ordinances or orders of any public agencies, whether now existing or hereinafter promulgated, where such alterations, additions or changes are required by reason of: Lessee’s or Lessee’s Agents’ acts; Lessee’s use or change of use to the Premises; alterations or improvements to the Premises made by or for Lessee; or Lessee’s application for any permit or governmental approval.

d.  Lessor’s Improvements.    All fixtures, improvements or equipment which are installed, constructed on or attached to the Premises, or any part of the Project by Lessor at its expense shall be a part of the realty and belong to Lessor; except, however, that during the Term Lessee shall retain ownership of, and shall have the right to remove (subject to Lessee’s obligation to repair any damage resulting from such removal), any computer systems and/or communications network installed by Lessee at Lessee’s cost.

11.     REPAIRS.

a.  By Lessee.    By taking possession of the Premises, Lessee shall be deemed to have accepted the Premises as being in good and sanitary order, condition and repair and to have accepted the Premises in their condition existing as of the date of such possession, subject to all applicable laws, covenants, conditions, restrictions, easements, and other matters of public record and the Rules and Regulations from time to time promulgated by Lessor governing the use of any portion of the Project. Lessee shall further be deemed to have accepted Lessee Improvements constructed by Lessor, if any, as being completed in accordance with the plans and specifications for such improvements, excluding only the punch list items referred to in Article 4.a. above. Lessee shall at Lessee’s sole cost and expense, keep every part of the Premises in good condition and repair, damage thereto from causes beyond the control of Lessee (and not caused by any act or omission of Lessee or Lessee’s Agents) and ordinary wear and tear excepted. If Lessee fails to maintain the Premises as required by this Lease, Lessor may give Lessee notice to do such acts as are reasonably required to so maintain the Premises and if Lessee fails to commence such work immediately in an emergency or where immediate action is required to protect the Premises or any portion of the Project, or within ten (10) business days after such notice is given under other circumstances, and diligently prosecute it to completion, then Lessor or Lessor’s agents, in addition to all of the rights and remedies available hereunder or by law and without waiving any alternative remedies, shall have the right to enter the Premises and to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work. Any amount so expended by Lessor shall be paid by Lessee to Lessor as additional rent, upon demand. With respect to any work performed by Lessor pursuant to this Article 11.a., Lessor shall be liable to Lessee only for physical damage caused to Lessee’s personal property located within the Premises to the extent such damage is caused by Lessor’s active negligence or willful misconduct and is not covered by the insurance required to be maintained by Lessee pursuant to this Lease. In no event shall Lessor have any liability to Lessee for any other damages, or for any inconvenience or interference with the use of the Premises by Lessee, or for any consequential damages, including lost profits, as a result of performing any such work. Except as specifically provided in an addendum, if any, to this Lease, Lessor shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Lessor has made no representations or warranty to Lessee respecting the condition of the Premises or any part of the Project except as specifically set forth in this Lease.

b.   By Lessor.    The costs of repairs and maintenance which are the obligation of Lessor hereunder or which Lessor elects to perform hereunder except such repairs and maintenance which are the responsibility of Lessee hereunder, shall be an Operating Expense. Lessor shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, heating and electrical systems installed or furnished by Lessor, unless such maintenance or repairs are caused in part or in whole by the act (other than ordinary wear and tear resulting from customary day to day general office use), neglect, fault or omission of any duty by Lessee or Lessee’s Agents, in which case Lessee shall pay to Lessor the reasonable cost of such maintenance or repairs as additional rent. Lessor shall not be liable for any failure to make any such repairs or to perform any maintenance for which Lessor is responsible as provided above unless Lessor fails to commence such work for a period of more than thirty (30) days after written notice of the need of such repairs or maintenance is given to Lessor by Lessee and the failure is due solely to causes within Lessor’s reasonable control. Except as provided in Article 21 of this Lease, there shall be no abatement of Rentals, and in any event there shall be no liability of Lessor by reason of any injury to or interference with Lessee’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Project or in or to fixtures, appurtenances and equipment therein. Less ee waives the benefits of any statute now or hereafter in effect (including, without limitation, the provisions of subsection I of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar or dissimilar law, statute or ordinance now or hereafter in effect) which would otherwise afford Lessee the right to make repairs at Lessor’s expense (or to deduct the cost of such repairs from Rentals due hereunder) or to terminate this Lease because of Lessor’s failure to keep the Premises in good and sanitary order.

12.     LIENS.    Lessee shall keep the Premises and every portion of the Project free from any and all mechanics’, materialmen’s and other liens, and claims thereof, arising out of any work performed, materials furnished or obligations incurred by or for Lessee. Lessee shall indemnify and defend with counsel acceptable to Lessor and hold Lessor harmless from and against any liens, demands, claims, actions, suits, proceedings, orders, losses, costs, damages, liabilities, penalties, expenses, judgments or encumbrances (including without limitation, attorneys’ fees) arising out of any work or services performed or materials furnished by or at the direction of Lessee or Lessee’s Agents or any contractor employed by Lessee with respect to the Premises. Should any claims of lien relating to work performed, materials furnished or obligations incurred by Lessee be filed against, or any action be commenced affecting the Premises, any part of the Project, and/or Lessee’s interest therein, Lessee shall give Lessor notice of such lien or action within three (3) business days after Lessee receives notice of the filing of the lien or the commencement of the action. If Lessee does not, within twenty (20) calendar days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Lessor shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including by payment of the claim giving rise to such lien or by posting a proper bond, or by requiring Lessee to post for Lessor’s benefit a bond, surety, or cash amount equal to one and one-half (1 1/2) times the amount of lien and sufficient to release the Premises and Project from the lien. All sums paid by Lessor pursuant to this Article 12 and all expenses incurred by it in connection therewith including attorneys’ fees and costs shall be payable to Lessor by Lessee as additional rent on demand.

13.     ASSIGNMENT AND SUBLETTING.

a.  Prohibitions in General.    Lessee shall not (whether voluntarily, involuntarily, or by operation of law) assign this Lease or allow all or any part of the Premises to be sublet, without Lessor’s prior written consent in each instance, which consent shall not be unreasonably withheld, subject, nevertheless, to the provisions of this Article 13; except, however, that Lessee shall have the right to sublease up to an aggregate of fifty percent (50%) of the Premises in one or more sublease transactions (any such sublease transaction is referred to herein as a “Permitted Sublease”) without Lessor’s prior consent (but upon not less than fifteen (15) days prior written notice to Lessor), provided that any such Permitted Sublease shall otherwise comply with the provisions of this Article 13, shall be subject and subordinate to this Lease, and the subleased portion of the Premises shall not be separately demised. Except for an allowed assignment or subletting consented to by Lessor or a Permitted Sublease pursuant to the previous sentence, Lessee shall not (whether voluntarily, involuntarily, or by operation of law) (i) allow all or any part of the Premises to be occupied or used by any person or entity other than Lessee, (ii) transfer any right appurtenant to this Lease or the Premises, (iii) mortgage, hypothecate or encumber the Lease or Lessee’s interest in the Lease or Premises (or otherwise use the Lease as a security device) in any manner, or (iv) permit any person to assume or succeed to any interest whatsoever in this Lease, without Lessor’s prior written consent in each instance, which consent may be withheld in Lessor’s sole and absolute discretion.

Any assignment, sublease, hypothecation, encumbrance, or transfer (collectively “Transfer”) without Lessor’s consent shall constitute a default by Lessee and shall be voidable. Lessor’s consent to any one Transfer shall not constitute a waiver of the provisions of this Article 13 as to any subsequent Transfer nor a consent to any subsequent Transfer. The provisions of this subsection 13.a. expressly apply to all heirs, successors, sublessees, assigns and transferees of Lessee. If Lessor consents to a proposed Transfer, such Transfer shall be valid and the transferee shall have the right to take possession of the Premises only if the Assumption Agreement described in subsection 13.c. below is executed and delivered to Lessor, Lessee has paid the costs and fees described in subsection 13.i. below, and an executed counterpart of the assignment, sublease or other document evidencing the Transfer is delivered to Lessor and such transfer document contains the same terms and conditions as stated in Lessee’s notice given to Lessor pursuant to subsection 13.d. below, except for any such modifications Lessor has consented to in writing. The acceptance of Rentals by Lessor from any person or entity other than Lessee shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any Transfer.

b.  Collection of Rent.    Lessee irrevocably assigns to Lessor, as security for Lessee’s obligations under this Lease, all rent not otherwise payable to Lessor by reason of any Transfer of all or any part of the Premises or this Lease. Lessor, as assignee of Lessee, or a receiver for Lessee appointed on Lessor’s application, may collect such rent and apply it toward Lessee’s obligations under this Lease; provided, however, that until the occurrence of any default by Lessee or except as provided by the provisions of subsection 13.f. below, Lessee shall have the right to collect such rent.

c.  Assumption Agreement.    As a condition to Lessor’s consent to any Transfer of Lessee’s interest in this Lease or the Premises, Lessee and Lessee’s assignee, sublessee, encumbrancer, hypothecate, or transferee (collectively “Transferee”), shall execute a written Assumption Agreement, in a form approved by Lessor, which Agreement shall include a provision that Lessee’s Transferee shall expressly assume all obligations of Lessee under this Lease, and shall be and remain jointly and severally liable with Lessee for the performance of all conditions, covenants, and obligations under this Lease from the effective date of the Transfer of Lessee’s interest in this Lease (except that as to a subletting, such Assumption Agreement shall relate only to performance of Lessee’s non-rent payment obligations under this Lease relating to the portion of the Premises subleased). In no event shall Lessor have any obligation to materially amend or modify this Lease in connection with any proposed Transfer, including, without limitation, amending or modifying the use restriction set forth in subsection 8.a. above.

d.  Request for Transfer.    Lessee shall give Lessor at least twenty (20) days prior written notice of any desired Transfer and of the proposed terms of such Transfer, including but not limited to: the name and legal composition of the proposed Transferee; an audited financial statement (or if an audited financing statement is not available, such financial statement shall be certified as true and correct by an officer of the proposed Transferee) of the proposed Transferee prepared in accordance with generally accepted accounting principles within one year prior to the proposed effective date of the Transfer; the nature of the proposed Transferee’s business to be carried on in the Premises; the payment to be made or other consideration to be given on account of the Transfer; and other such pertinent information as may be requested by Lessor, all in sufficient detail to enable Lessor to evaluate the proposed Transfer and the prospective Transferee. Lessee’s notice shall not be deemed to have been served or given until such time as Lessee has provided Lessor with all information specified above and all additional information requested by Lessor pursuant to this subsection 13.d. Lessee shall immediately notify Lessor of any modification to the proposed terms of such Transfer.

e.  Excess Consideration.    In the event of any Transfer, Lessor shall receive as additional rent hereunder, fifty percent (50%) of Lessee’s “Excess Consideration” derived from such Transfer. If Lessee shall elect to Transfer, Lessee shall use reasonable and good faith efforts to secure consideration from any such Transferee which would be generally equivalent to then-current market rent, but in no event shall Lessee’s monetary obligations to Lessor, as set forth in this Lease, be reduced. As used herein, “Excess Consideration” shall mean all rent, additional rent, key money, bonus money and/or other consideration (including, without limitation, any payment in excess of fair market value for services rendered by Lessee to the Transferee for assets, fixtures, inventory, equipment, or furniture transferred by Lessee to the Transferee in connection with the Transfer) received by Lessee from a Transferee and/or paid by a Transferee on behalf of Lessee in connection with the Transfer in excess of the rent, additional rent and other sums payable by Lessee under this Lease (on a per square foot basis if less than all of the Premises is subject to such Transfer), less the the sum of Lessee’s reasonable out-of-pocket costs incurred for brokerage commissions and any Alterations to the Premises in connection with such Transfer. If part of the Excess Consideration shall be payable by the Transferee other than in cash, then Lessor’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Lessor. Notwithstanding the foregoing, Excess Consideration shall not include reasonable market fees paid by a Transferee for services rendered by Lessee or shared operating costs (such as, by way of example and without limitation, fees paid for receptionist services or costs of office supplies).

f.  Standards for Consent.    Without otherwise limiting the criteria upon which Lessor may withhold its consent to any proposed Transfer (other than a Permitted Sublease), the parties hereby agree that it shall be deemed presumptively reasonable for Lessor to withhold its consent to a proposed Transfer if:

(i)  The proposed Transferee’s net worth (according to generally accepted accounting principles) is less than the greater of: (A) the net worth of Lessee immediately prior to the Transfer; or (B) the net worth of Lessee at the time this Lease is executed;

(ii)  The proposed Transferee’s use of the Premises is inconsistent with the permitted use of the Premises set forth in this Lease or the proposed Transferee is of a character or reputation which is not consistent with the quality of the Building or Project;

(iii)  As to a Transfer of less than all of the Premises, the space to be Transferred is not regular in shape with appropriate means of ingress and egress suitable for normal leasing purposes;

(iv)  The proposed Transferee is a governmental agency or instrumentality thereof or a person or entity (or an affiliate hereof) currently leasing or occupying space within the Project or with whom Lessor is then negotiating for the lease or occupancy of space within the Project;

(v)  Lessee is in default under this Lease at the time Lessee requests consent to the proposed Transfer;

(vi)  The proposed Transfer will result in more than a reasonable and safe number of occupants per floor within the space proposed to be Transferred or will result in insufficient parking for the Building; or

(vii)  The rent proposed to be payable by the proposed Transferee will be less (on a per square foot of Rentable Area basis) than the rent payable by Lessee under this Lease.

g.  Right of Recapture.    In addition to and without limitation upon, the other rights of Lessor in the event of a proposed Transfer by Lessee pursuant to this Article 13, in the event of a proposed Transfer by Lessee (other than a Permitted Sublease), Lessor may elect (by written notice delivered to Lessee within thirty (30) days following Lessee’s submission to Lessor of all information required pursuant to subsection 13.d. above) to terminate this Lease effective as of the date Lessee proposes to enter into such Transfer (or in the case of a proposed Transfer of less than all of the Premises, terminate this Lease as to the portion of the Premises proposed to be Transferred as of the date of such proposed Transfer). Nothing contained in this Article shall be deemed to nullify Lessor’s right to elect to terminate this Lease in accordance with subsection 13.g. including, but not limited to, Lessor’s failure to exercise the right to terminate this Lease with respect to any previous Transfer. Further, Lessee understands and acknowledges that Lessor’s option to terminate this Lease rather than approve a proposed Transfer is a material inducement for Lessor’s agreeing to lease the Premises to Lessee upon the terms and conditions herein set forth and is deemed a reasonable limitation upon Lessee’s right to enter into a Transfer.

h.  Corporations and Partnerships.    If Lessee is a partnership, a withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning fifty percent (50%) or more of the partnership, any assignment(s) of fifty percent (50%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership shall be deemed a Transfer of this Lease. If Lessee is a corporation, limited liability company or other entity, any dissolution, merger, consolidation or other reorganization of Lessee, any sale or transfer (or cumulative sales or transfers) of the capital stock of or equity interests in Lessee in excess of fifty percent (50%) or any sale (or cumulative sales) of more than fifty percent (50%) of the value of the assets of Lessee shall be deemed a Transfer of this Lease. In addition, Lessee shall promptly notify Lessor of any of the following transactions: if Lessee is a partnership, a withdrawal or substitution (whether voluntary, involuntary, or by operation of law and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more of the partnership, or any assignment(s) of twenty-five percent (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or if Lessee is a corporation, limited liability company or other entity, any sale or transfer (or cumulative sales or transfers) of the capital stock of or equity interests in Lessee in excess of twenty-five percent (25%) or any sale (or cumulative sales) of more than twenty-five percent (25%) of the value of the assets of Lessee. This subsection 13.h. shall not apply to corporations the capital stock of which is publicly traded.

i.  Attorneys’ Fees and Costs.    Lessee shall pay, as additional rent, Lessor’s actual costs and attorneys’ fees incurred for reviewing, investigating, processing and/or documenting any requested Transfer, whether or not Lessor’s consent is granted, up to a maximum payment of Five Hundred Dollars ($500.00) per requested subletting and One Thousand Dollars ($1,000.00) per requested Transfer other than a subletting.

j.  Miscellaneous.    Regardless of Lessor’s consent, no Transfer shall release Lessee of Lessee’s obligations under this Lease or alter the primary liability of Lessee to pay the Rentals and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rentals by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Upon default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee or successor. Lessor may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

k.  Reasonable Provisions.    Lessee acknowledges that, but for Lessee’s identity, financial condition and ability to perform the obligations of Lessee under the Lease, Lessor would not have entered into this Lease nor demised the Premises to specifically on Lessee’s identity, financial condition, responsibility and capability of performing the obligations of Lessee under the Lease. Lessee acknowledges that Lessor’s rights under this Article 13, including the right to terminate this Lease or withhold consent to certain Transfers in Lessor’s sole and absolute discretion, are reasonable, agreed upon and bargained for rights of Lessor and that the Rentals set forth in the Lease have taken into consideration such rights. Lessee expressly agrees that the provisions of this Article 13 are not unreasonable standards or conditions for purposes of Section 1951.4(b)(2) of the California Civil Code, as amended from time to time, under the Federal Bankruptcy Code or for any other purpose.

14.     HOLD HARMLESS.    Lessee shall to the fullest extent permitted by law, indemnify, defend with counsel acceptable to Lessor, and hold Lessor and Lessor’s employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, damages, losses, liabilities, penalties, judgments, and costs and expenses (including, without limitation, attorneys’ fees) and any suit, action or proceeding brought pursuant thereto (collectively, “Claims”), including, without limitation, Claims for property damage, or personal injury including death, arising out of (i) Lessee’s use of the Premises or any part thereof, or any activity, work or other thing done in or about the Premises, (ii) any activity, work or other thing done, permitted in or about the Premises, or any part thereof, (iii) any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease, (including, without limitation, a failure to maintain insurance as provided in Article 16), or (iv) any act or negligence of the Lessee or Lessee’s Agents.

The indemnity herein shall extend to the costs and expenses incurred by Lessor for administrative expenses, consultant fees, expert costs, investigation expenses and costs incurred in settling indemnified claims, whether such costs occurred before or after any litigation is commenced. The obligations of Lessee pursuant to this Article 14 and elsewhere in this Lease with respect to indemnification of Lessor shall survive the Lease Termination and shall continue in effect until any and all claims, actions or causes of action with respect to any of the matters indemnified against are fully and finally barred by the applicable statute of limitations. In no event shall any of insurance provisions set forth in Article 16 of this Lease be construed as any limitation on the scope of indemnification set forth herein.

Lessee as a material part of the consideration to Lessor hereby assumes all risk of damage or loss to property or injury or death to person in, upon or about all portions of the Project from any cause except as hereinafter stated. Lessor or its agents shall not be liable for any damage or loss to property entrusted to employees of any part of the Project nor for loss or damage to any property by theft or otherwise, nor for any injury or death or damage or loss to persons or property resulting from any accident, casualty or condition occurring in or about any portion of the Project, or to any equipment, appliances or fixtures therein, or from any other cause whatsoever. Lessee’s assumption of risk and the exculpation of Lessor pursuant hereto is unqualified with the single exception that it shall not apply to the portion of any claim, damage or loss that arises out of Lessor’s sole negligence or willful misconduct and which is not covered by the insurance required to be maintained by Lessee pursuant to this Lease, but it shall apply without limitation to all other claims, damages or losses including those that arise out of Lessor’s or Lessor’s agents’ contributory negligence, whether active or passive. Lessor or its agents shall not be liable for interference with the light or other incorporeal hereditaments, nor shall Lessor be liable for any latent defect in the Premises or in the Building. Notwithstanding any other provision of this Lease, in no event shall Lessor have any liability for loss of business (including, without limitation, lost profits) by Lessee. Lessee shall give prompt written notice to Lessor in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

Lessor shall to the fullest extent permitted by law, indemnify, defend with counsel acceptable to Lessee, and hold Lessee and Lessee’s employees, agents, partners, officers, directors and shareholders harmless from and against any and all claims, damages, losses, liabilities, penalties, judgments, and costs and expenses (including, without limitation, attorneys’ fees) and any suit, action or proceeding brought pursuant thereto (collectively, “Claims”), including, without limitation, Claims for property damage, or personal injury including death, to the extent arising out of the sole negligence or wilful misconduct of Lessor or Lessor’s employees, agents or contractors, except that Lessor shall not be liable under this sentence to the extent any such Claims are covered by the insurance maintained by Lessee (or to the extent such Claims would have been so covered if Lessee had maintained the insurance required to be maintained pursuant to this Lease).

If, by reason of any act or omission of Lessee or Lessee’s Agents, Lessor is made a party defendant to any litigation concerning this Lease or any part of the Project or otherwise, Lessee shall indemnify, defend with counsel acceptable to Lessor, and hold Lessor harmless from any liability and damages incurred by (or threatened against) Lessor as a party defendant, including without limitation all damages, costs and expenses, including attorneys’ fees.

15.    S UBROGATION.    Lessor releases Lessee and Lessee’s officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils to the extent covered by insurance carried by Lessor, or that are due to the negligence of Lessee or Lessee’s officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Lessor’s insurers and does not prejudice the insurance required to be carried by Lessor under this Lease. Lessee releases Lessor and Lessor’s officers, directors, agents, employees, partners and shareholders from any and all claims or demands for damages, loss, expense or injury arising out of any perils which are insured against under any insurance carried by Lessee, whether due to the negligence of Lessor or its officers, directors, agents, employees, partners and shareholders and regardless of cost or origin, to the extent such waiver is permitted by Lessee’s insurers and does not prejudice the insurance required to be carried by Lessee under this Lease.

16.     LESSEE’S INSURANCE.

a.  Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of comprehensive general liability insurance, including the broad form endorsement, insuring Lessor and Lessee against any liability arising out of the ownership, use, occupancy, maintenance, repair or improvement of the Premises and all areas appurtenant thereto. Such insurance shall provide single limit liability coverage of not less than Three Million Dollars ($3,000,000.00) per occurrence for bodily injury or death and property damage. Such insurance shall name Lessor and, at Lessor’s request, Lessor’s mortgagee, each as an additional insured, and shall provide that Lessor and any such mortgagee, although an additional insured, may recover for any loss suffered by Lessor or Lessor’s agents by reason of Lessee’s or Lessee’s Agent’s negligence. All such insurance shall be primary and non-contributing with respect to any insurance maintained by Lessor and shall specifically insure Lessee’s performance of the indemnity and hold harmless agreements contained in Article 14 above although Lessee’s obligations pursuant to Article 14 shall not be limited to the amount of any insurance required of or carried by Lessee under this Article 16 and Lessee is responsible for ensuring that the amount of liability insurance carried by Lessee is sufficient for Lessee’s purposes. Lessee may carry said insurance under a blanket policy provided that such policy conforms with the requirements specified in this Article and the coverage afforded Lessor is not diminished thereby.

b.  Lessee acknowledges and agrees that insurance coverage carried by Lessor will not cover Lessee’s property within the Premises or within the Building. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term a policy of “All Risk” property insurance, including without limitation, coverage for earthquake and flood, boiler and machinery (if applicable); sprinkler damage; vandalism; malicious mischief; and demolition, increased cost of construction and contingent liability from changes in building laws on all leasehold improvements installed in the Premises by Lessee at its expense (if any), and on all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises. Such insurance shall be in an amount equal to the full replacement cost of the aggregate of the foregoing and shall provide coverage comparable to the coverage in the Standard ISO All Risk form, when such form is supplemented with the coverage required above.

c.  If Lessee fails to procure and maintain any insurance required to be procured and maintained by Lessee pursuant to this Lease, Lessor may, but shall not be required to, procure and maintain all or any portion of the same, at the expense of Lessee. Lessor’s election pursuant to this subsection 16.c. to procure and maintain all or any portion of the insurance which Lessee fails to procure and maintain is acknowledged by Lessee to be for Lessor’s sole benefit. Lessee acknowledges that any insurance procured and maintained by Lessor pursuant to this subsection 16.c. may not be sufficient to adequately protect Lessee. Any personal property insurance procured and maintained by Lessor for Lessee’s equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises, including improvements or fixtures hereinafter constructed or installed on the Premises, may not sufficiently cover the replacement cost thereof. Any insurance procured and maintained by Lessor pursuant to this subsection 16.c. may provide for less coverage than is required to be maintained by Lessee pursuant to this Lease. Lessee acknowledges and agrees that Lessee is and shall remain solely responsible for procuring insurance sufficient for Lessee’s purposes, notwithstanding the fact that Lessor has procured or maintained any insurance pursuant to this subsection 16.c. Any insurance required to be maintained by Lessee hereunder shall be in companies with a security rating of A or better, and a financial size category rating of X or better, in the then most recently published “Best’s Insurance Guide”. Prior to occupancy of the Premises (and thereafter annually with respect to renewals, not later than thirty (30) days prior to expiration of then existing policies), Lessee shall deliver to Lessor copies of the policies of insurance required to be kept by Lessee hereunder, or certificates evidencing the existence and amount of such insurance, with evidence satisfactory to Lessor of payment of premiums. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to Lessor.

d.  Not more frequently than once every year, Lessee shall increase the amounts of insurance as follows: (1) as recommended by Lessor’s insurance broker provided that the amount of insurance recommended by such broker shall not exceed the amount customarily required of tenants in comparable projects located within Cupertino, California, or (ii) as required by Lessor’s lender. Any limits set forth in this Lease on the amount or type of coverage required by Lessee’s insurance shall not limit the liability of Lessee under this Lease.

17.      SERVICES AND UTILITIES.    Provided that Lessee is not in default hereunder, Lessor agrees to furnish to the Premises during reasonable hours of generally recognized business days, to be determined by Lessor in its reasonable discretion, and subject to the rules and regulations of the Building of which the Premises are a part, electricity for normal lighting, water, heat, air-conditioning and elevator service which are required in Lessor’s good faith judgment for the comfortable use and occupation of the Premises. Heating and air conditioning service shall be provided to the Premises, as an item of Building Service Expenses, during the hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, excluding recognized Building holidays (collectively, “Building Hours”), and shall also be provided on weekends or other non-Building Hours upon reasonable prior notice from Lessee to Lessor, subject to Lessee’s payment for such non-Building Hours service at the then applicable Building rate for non-Building Hours service, as established from time to time by Lessor. Subject to the provisions of this Lease. Lessee shall be entitled to access the Premises on a seven (7) days per week, twenty-four (24) hours per day basis. During recognized business days for the Building, and subject to the reasonable rules and regulations of the Building and Project, Lessor shall furnish to the Premises and the Common Areas, janitorial service, window washing, fluorescent tube replacement and toilet supplies; provided, however, Lessor shall not be required to provide janitorial services for any portion of the Premises to the extent required as a result of the preparation or consumption of food or beverages (provided that nothing in this paragraph shall be construed as a consent by Lessor to the preparation or consumption of such food or beverages unless otherwise expressly provided elsewhere in this Lease). Lessor shall also maintain and keep lighted during such hours the common stairs, common entries and toilet rooms in the Building. Lessor shall not be liable for, and Lessee shall not be entitled to, any reduction of Rentals by reason of Lessor’s failure to furnish any of the foregoing when such failure is caused by casualty, Act of God, accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Lessor. Lessor shall not be liable under any circumstances for injury to or death of or loss or damage to persons or property or damage to Lessee’s business, however occurring, through or in connection with or incidental to failure to furnish any of the foregoing. Wherever heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system. Lessor reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Lessee to Lessor upon demand by Lessor as additional rent.

Lessee will not, without the prior written consent of Lessor, use or permit the use of any apparatus or device in or upon the Premises (including, but without limitation thereto, machines using in excess of 120 volts), which will in any way increase the amount of gas, electricity or water usually furnished or supplied for the use of the Premises as general office space (which, as to electricity consumption, the parties hereby agree to mean not more than three (3) watts per square foot of usable area on a demand load basis): nor will Lessee connect or permit connection of any apparatus or device for the purpose of using gas, electric current or water with electric current, gas or water supply lines, except for electricity through existing electrical outlets in the Premises. If Lessee requires water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space, Lessee shall first procure the written consent of Lessor (which consent may be granted or withheld in Lessor’s sole and absolute discretion), to the use thereof and Lessor may cause a water or gas meter or electric current meter to be installed in the Premises so as to measure the amount of water, gas and electric current consumed for any such use. The cost of any such meters and of installation, maintenance and repair thereof shall be paid for by the Lessee and Lessee agrees to pay to Lessor, as additional rent, promptly upon demand therefor by Lessor for all such water, gas and electric current consumed as shown by said meters, at the rates charged for such services by the local public utility furnishing the same, plus any additional expense incurred in keeping account of the water, gas and electric current so consumed. If a separate meter is not installed, such excess cost for such water, gas and electric current will be conclusively established by an estimate made by a utility company or electrical engineer selected by Lessor.

18.     RULES AND REGULATIONS.    Lessee shall faithfully observe and comply with the rules and regulations that Lessor shall from time to time promulgate for the Building and the Project. Lessor reserves the right from time to time to make all reasonable modifications to said rules and regulations. The additions and modifications to these rules and regulations shall be binding upon Lessee upon delivery of a copy of them to Lessee. Lessor shall not be responsible to Lessee for the non-performance of any said rules by any other tenants or occupants. The current “Rules and Regulations” are attached hereto as Exhibit “D”.

19.     HOLDING OVER.    If Lessee remains in possession of the Premises or any part thereof after Lease Termination, with the express written consent of Lessor, such occupancy shall be a tenancy from month to month at a Base Rent in the amount of one hundred twenty-five percent (125%) of the Base Rent in effect immediately preceding such Lease Termination, plus sit other rental charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy. In such case, either party may thereafter terminate this Lease at any time upon giving not less than thirty (30) days written notice to the other party. For any possession of the Premises after the Lease Termination without Lessor’s consent, Lessee shall be liable for all detriment proximately caused by Lessee’s possession, including without limitation, attorneys’ fees, costs and expenses, claims of any succeeding tenant founded on Lessee’s failure to vacate and for payment to Lessor of Base Rent in an amount equal to the greater of (a) one hundred fifty percent (150%) of the Base Rent in effect immediately preceding such Lease Termination, or (b) the fair market rental value for the Base Rent for the Premises, together with such other Rentals provided in this Lease to the date Lessee actually vacates the Premises, and such other remedies as are provided by law, in equity or under this Lease, including without Limitation punitive damages recoverable under California Code of Civil Procedure Section 1174.

20.     ENTRY BY LESSOR.    Lessor reserves and shall at any and all reasonable times have the right to enter the Premises, inspect the same, supply janitorial service and any other service to be provided by Lessor to Lessee hereunder, to submit said Premises to prospective purchasers, mortgagees, lenders or tenants, to post notices of non-responsibility, and to alter, improve or repair the Premises and any portion of the Building that Lessor may deem necessary or desirable, without any abatement of Rentals, and may for such purposes erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the entrance to the Premises shall not be unreasonably blocked thereby, and further provided that the business of the Lessee shall not be interfered with unreasonably. Other than for scheduled janitorial service, exercise of remedies under this Lease or in an emergency situation, Lessor shall provide reasonable notice (which may be oral or written notice) of any such entry onto the Premises pursuant to this Lease and Lessor will use commercially reasonable efforts to minimize interference with Lessee’s business resulting from such entry. In no event shall Lessor have any liability to Lessee for, and Lessee hereby waives any claim for, damages or for any injury or inconvenience to or interference with Lessee’s business, any Loss of occupancy or quiet enjoyment of the Premises, and any other damage or loss occasioned thereby. For each of the aforesaid purposes, Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Lessee’s vaults, safes and files, and Lessor shall have the right to use any and all means which Lessor may deem proper to open said doors in an emergency in order to obtain entry to the Premises, without liability to Lessee except for any failure to exercise due care for Lessee’s property under the circumstances of each entry. Any entry to the Premises obtained by Lessor by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Lessee from the Premises or any portion thereof. If Lessee has removed substantially all of Lessee’s property from the Premises, Lessor may, without abatement of Rentals, enter the Premises for alteration, renovation or decoration during the last thirty (30) days of the Term. With respect to any entry by Lessor into the Premises, Lessor shall be liable to Lessee solely for physical damage caused to Lessee’s personal property located within the Premises to the extent such damage is caused by Lessor’s active negligence or willful misconduct and which is not covered by the insurance required to be maintained by Lessee pursuant to this Lease, and only with respect to an entry in an non-emergency situation.

21.     RECONSTRUCTION.    If the Premises are damaged and rendered substantially untenantable, or if the Building is damaged (regardless of damage to the Premises) or destroyed, Lessor may, within ninety (90) days after the casualty, notify Lessee of Lessor’s election not to repair, in which event this Lease shall terminate at the expiration of the ninetieth (90th) day. If Lessor elects to repair the damage or destruction, this Lease shall remain in effect and the then current Base Rent, Lessee’s Percentage Share of Building Expenses and any other Rentals which vary depending upon the Rentable Area of the Premises shall be proportionately reduced during the period of repair. The reduction shall be based upon the extent to which the making of repairs interferes with Lessee’s business conducted in the Premises, as reasonably determined by Lessor. All other Rentals due hereunder shall continue unaffected, and Lessee shall have no claim against Lessor for compensation for inconvenience or loss of business during any period of repair or reconstruction. Lessee shall continue the operation of its business on the Premises during any period of reconstruction or repair to the extent reasonably practicable from the standpoint of prudent business management. Upon Lessor’s election to repair, Lessor shall diligently repair the damage to the extent of insurance proceeds available to Lessor. Lessor shall not be required to repair or replace, whether injured or damaged by fire or other cause, any items required to be insured by Lessee under this Lease including Lessee’s fixtures, equipment, merchandise, personal property, inventory, panels, decoration, furniture, railings, floor covering, partitions or any other improvements, alterations, additions, or property made or installed by Lessee to the Premises, and Lessee shall be obligated to promptly rebuild or restore the same to the same condition as they were in immediately before the casualty. Lessee hereby waives all claims for loss or damage to the foregoing. Except as specifically provided in this Article 21, Lessee waives any rights to terminate this Lease if the Premises are damaged or destroyed, including without limitation any rights pursuant to the provisions of Subdivision 2 of Section 1932 and Subdivision 4 of Section 1933 of the Civil Code of California, as amended from time to time, and the provisions of any similar law hereinafter enacted. It the Lease is terminated by Lessor or Lessee pursuant to this Article 21, the unused balance of the Security Deposit and any Rentals unearned as of the effective date of termination shall be refunded to Lessee and Lessee shall pay to Lessor any Rentals or other charges due Lessor under the Lease, prorated as of the effective date of termination. Notwithstanding anything to the contrary in the foregoing, it the damage is due to the fault or neglect of Lessee, or Lessee’s Agents, there shall be no abatement of Base Rent or any other Rentals.

Notwithstanding the foregoing, if less than thirty-three percent (33%) of the Rentable Area of the Building is damaged from an insured casualty and the insurance proceeds actually available to Lessor for reconstruction (net of costs to recover such proceeds and after all claimants thereto including lienholders have been satisfied or waive their respective claims) (“Net Insurance Proceeds”) are sufficient to completely restore the Building, Lessor agrees to make such reparations and continue this Lease in effect. If, upon damage of less than thirty-three percent (33%) of the Rentable Area of the Building there are not sufficient insurance proceeds actually available to allow Lessor to completely restore the Building, Lessor shall not be obligated to repair the Building, and the provisions of the first paragraph of this Article shall control.

Lessee shall not be entitled to any compensation or damages from Lessor for loss of the use of the whole or any part of the Premises, or for any damage to Lessee’s business, or any inconvenience or annoyance occasioned by such damage, or by any repair, reconstruction or restoration by Lessor, or by any failure of Lessor to make any repairs, reconstruction or restoration under this Article or any other provision of this Lease. Notwithstanding anything to the contrary contained in this Article, within ninety (90) days following the occurrence of any material casualty damage to the Premises, Lessor shall deliver written notice to Lessee estimating in good faith the time required for completion of the repair of such damage, and if such time is more than one hundred eighty (180) days, Lessee shall have the right to terminate this Lease by delivery of written notice of such termination to Lessor within ten (10) days following Lessee’s receipt of such estimate notice from Lessor.

22.     DEFAULT.    The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

a.  Lessee’s failure to pay when due Base Rent or any other Rentals or other sums payable hereunder, provided, however, that for the initial three (3) such failures occurring during the Term of this Lease, Lessee shall not be deemed to be in default pursuant to this clause a unless such failure is not cured within three (3) calendar days following Lessee’s receipt from Lessor of written notice of the occurrence of such failure;

b.  Lessee’s failure to occupy and use the Premises for thirty (30) consecutive days, which failure shall deem an abandonment of the Premises by Lessee.

c.  Commencement, and continuation for at least thirty (30) days, of any case, action, or proceeding by, against, or concerning Lessee, or any guarantor of Lessee’s obligations under this Lease (“Guarantor”), under any federal or state bankruptcy, insolvency, or other debtor’s relief law, including without limitation, (i) a case under Title 11 of the United States Code concerning Lessee, or a Guarantor, whether under Chapter 7, 11, or 13 of such Title or under any other Chapter, or (ii) a case, action, or proceeding seeking Lessee’s or a Guarantor’s financial reorganization or an arrangement with any of Lessee’s or a Guarantor’s creditors;

d.  Voluntary or involuntary appointment of a receiver, trustee, keeper, or other person who takes possession for more than sixty (60) days of substantially all of Lessee’s or a Guarantor’s assets, or of any asset used in Lessee’s business on the Premises, regardless of whether such appointment is as a result of insolvency or any other cause;

e.  Execution of an assignment for the benefit of creditors of substantially all assets of Lessee or a Guarantor available by law for the satisfaction of judgment creditors;

f.  Commencement of proceedings to winding up or dissolving (whether voluntary or involuntary) the entity of Lessee or a Guarantor, if Lessee or such Guarantor is a corporation, partnership, limited liability company or other entity;

g.  Levy of a writ of attachment or execution on Lessee’s interest under this Lease, if such writ continues for a period of ten (10) days;

h.  Any Transfer or attempted Transfer of this Lease by Lessee contrary to the provisions of Article 13 above; or

i.  With respect to any report that Lessee is required to submit hereunder, the submission by Lessee of any false report;

j.  The use or occupancy of the Premises for any use or purpose not specifically allowed by the terms of this Lease; or

k.  Breach by Lessee of any term, covenant, condition, warranty, or provision contained in this Lease or of any other obligation owing or due to Lessor other than as described in subsections 22.a., b., c., d., e., f., g., h., i. or j, of this Article 22, where such failure shall continue for the period specified in this Lease or if no such period is specified, for a period of thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, Lessee shall not be deemed to be in default if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion, and if Lessee provides Lessor with such security as Lessor may require to fully compensate Lessor for any loss or liability to which Lessor might be exposed.

23.     REMEDIES UPON DEFAULT.    Upon any default or breach by Lessee, at any time thereafter, with or without notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have hereunder or otherwise at law or in equity by reason of such default or breach Lessor may do the following:

a.  Termination of Lease.    Lessor may terminate this Lease or Lessee’s right to possession of the Premises by notice to Lessee or any other lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee:

(i)  The worth at the time of award of the unpaid Rentals which had been earned at the time of termination;

(ii)  The worth at the time of award of the amount by which the unpaid Rentals which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided;

(iii)  The worth at the time of award (computed by discounting at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid Rentals for the balance of the Term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and

(iv)  Any other amounts necessary to compensate Lessor for detriment proximately caused by the default by Lessee or which in the ordinary course of events would likely result, including without limitation the reasonable costs and expenses incurred by Lessor for:

(A)  Retaking possession of the Premises;

(B)  Cleaning and making repairs and alterations (including installation of leasehold improvements, whether or not the same shall be funded by a reduction of rent, direct payment or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting;

(C)  Removing, transporting, and storing any of Lessee’s property left at the Premises (although Lessor shall have no obligation to remove, transport, or store any of the property);

(D)  Reletting the Premises, including without limitation, brokerage commissions, advertising costs, and attorneys’ fees;

(E)  Attorneys’ fees, expert witness fees and court costs;

(F)  Any unamortized real estate brokerage commissions paid in connection with this Lease; and

(G)  Costs of carrying the Premises, such as repairs, maintenance, taxes and insurance premiums, utilities and security precautions, if any.

The “worth at the time of award” of the amounts referred to in Articles 23.a.(i) and 23.a.(ii) is computed by allowing interest at an annual rate equal to the greater of: ten percent (10%); or five percent (5%) plus the rate established by the Federal Reserve Bank of San Francisco, as of the 25th day of the month immediately preceding the default by Lessee, on advances to member banks under Section 13 and 13(a) of the Federal Reserve Act, as not in effect or hereafter from time to time amended (the “Stipulated Rate”). The computation of the amount of rental loss that could be or could have been reasonably avoided by Lessor pursuant to California Civil Code section 1951.2 shall take into account the use restrictions set forth in Article 8.a. above except to the extent that Lessee proves that under all circumstances the enforcement of the use restriction would be unreasonable.

b.  Continuation of Lease.    Lessor may continue this Lease in full force and effect, and the Lease shall continue in effect as long as Lessor does not terminate Lessee’s right to possession, and Lessor shall have the right to enforce all rights and remedies under this Lease including the right to collect all Rentals when due. During the period Lessee is in default, Lessor can enter the Premises and relet them, or any part of them, to third parties for Lessee’s account. Lessee shall be liable immediately to Lessor for all costs Lessor incurs in reletting the Premises, including without limitation, those items outlined in subsections a.(i) through a.(iv) of this Article 23, and other like costs. Reletting can be for a period shorter or longer than the remaining Term. Lessee shall pay to Lessor all Rentals due under this Lease on the date the Rentals are due, less the rent Lessor receives from any reletting. The use restriction provided in Article 8.a. above shall apply to Lessor’s remedies under California Civil Code section 1951.4 except to the extent that Lessee proves that under all circumstances enforcement of the use restriction would be unreasonable.

c.  Other Remedies.    Lessor may pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State in which the Premises are located.

d.  General.    The following shall apply to Lessor’s remedies:

(i)  No entry upon or taking of possession of the Premises or any part thereof by Lessor, nor any letting or subletting thereof by Lessor for Lessee, nor any appointment of a receiver, nor any other act of Lessor, whether acceptance of keys to the Premises or otherwise, shall constitute or be construed as an election by Lessor to terminate this Lease or Lessee’s right to possession of the Premises unless a written notice of such election be given to Lessee by Lessor.

(ii)  If Lessor elects to terminate this Lease or Lessee’s right to possession hereunder, Lessee shall surrender and vacate the Premises in broom-clean condition, and Lessor may re-enter and take possession of the Premises and may eject all parties in possession or eject some and not others or eject none. Any personal property of or under the control of Lessee remaining on the Premises at the time of such re-entry may be considered and treated by Lessor as abandoned.

24.     EMINENT DOMAIN.    If more than twenty-five percent (25%) of the area of the Premises is taken or appropriated for any public or quasi-public use under the power of eminent domain, or conveyed in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease by written notice to the other party given within ten (10) days of the date of such taking, appropriation or conveyance, and Lessor shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made (the “Award”) in connection with such public or quasi-public use or purpose, and Lessee shall have no claim against Lessor for (and hereby assigns to Lessor any claim which Lessee may have for) the value of any unexpired Term of this Lease; except, however, that Lessee shall be entitled to the entire amount of any separate award payable for Lessee’s moving costs and fifty percent (50%) of any portion of the Award payable for the unexpired Term of this Lease after Lessor’s recapture from such portion of the Award as is payable for the unexpired Term of this Lease of all commissions, fees and costs paid by Lessor in connection with this Lease. If any part of the Building or the Project other than the Premises may be so taken, appropriated or conveyed, Lessor shall have the right at its option to terminate this Lease, and in any such event Lessor shall be entitled to the entire Award whether or not this Lease is terminated. If this Lease is terminated as provided above: (i) the termination shall be effective as of the date upon which title to the Premises, the Building, the Project, or a portion thereof, passes to and vests in the condemnor or the effective date of any order for possession if issued prior to the date title vests in the condemnor; (ii) Lessor shall refund to Lessee any prepaid but unearned Rentals and the unused balance of the Security Deposit;

and (iii) Lessee shall pay to Lessor any Rentals or other charges due Lessor under the Lease, prorated as of the date of taking.

If less than, twenty-flve percent (25%) of the Premises is so taken, appropriated or conveyed, or more than twenty-five percent (25%) thereof is so taken, appropriated or conveyed and neither party elects to terminate as herein provided, (i) Lessee shall receive from the Award that portion of the Award attributable to trade fixtures of Lessee to the extent the Award is not payable to the beneficiary or mortgagee of a deed of trust or mortgage affecting the Building containing the Premises and Lessor shall receive the balance of the Award; and (ii) the Rental thereafter to be paid hereunder for the Premises shall be reduced in the same ratio that the percentage of the area of the Premises so taken, appropriated or conveyed bears to the total area of the Premises immediately prior to the taking, appropriation or conveyance. In addition, if any Rentable Area in the Building containing the Premises is so taken, appropriated or conveyed and this Lease is not terminated by Lessor, Lessee’s Percentage Share of Building Expenses shall be adjusted pursuant to Article 7.

Notwithstanding this Article 24 above, upon a temporary taking of all or any portion of the Premises, the Lease shall remain in effect and Lessee shall continue to pay and be liable for all Rentals under this Lease. Upon such temporary taking, Lessee shall be entitled to any Award for the temporary use of the portion of the Premises taken which is attributable to the period prior to the date of Lease Termination, and Lessor shall be entitled to any portion of the Award for such use attributable to the period after Lease Termination. As used in this paragraph, a temporary taking shall mean a taking for a period of one year or less and does not include a taking which is to last for an indefinite period and/or which will terminate only upon the happening of a specified event unless it can be determined at the time of the taking when such event will occur.

25.     OFFSET STATEMENT; MODIFICATIONS FOR LENDER.    Lessee shall at any time and from time to time within ten (10) days following request from Lessor execute, acknowledge and deliver to Lessor a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed, (iii) certifying the date Lessee entered into occupancy of the Premises and that Lessee is open and conducting business at the Premises, (iv) certifying the date to which Rentals and other charges are paid in advance, if any, (v) evidencing the status of this Lease as may be required either by a lender making a loan affecting or a purchaser of the Premises, or part of the Project from Lessor, (vi) certifying that all improvements to be constructed on the Premises by Lessor are substantially completed (if applicable), except for any punch list items which do not prevent Lessee from using the Premises for its intended use, and (vii) certifying such other matters relating to this Lease and/or the Premises as may be reasonably requested by Lessor or a lender making a loan to Lessor or a purchaser of the Premises, or any part of the Project from Lessor. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Project, or any interest therein. Lessee shall, within ten (10) days following request of Lessor, deliver such other documents including Lessee’s financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, any portion of the Project, or any interest therein.

If in connection with obtaining financing for all or any portion of the Project, any lender shall request modifications of this Lease as a condition to Lessor obtaining such financing, Lessee will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not increase the financial obligations of Lessee hereunder or materially and adversely affect the leasehold interest hereby created or Lessee’s rights hereunder.

26.     PARKING.    Subject to payment of the applicable monthly charge therefor, Lessee shall have the right to use the number of non-exclusive parking spaces located within the Project as designated in Article 1.1. Use of all parking spaces shall be subject to rules and regulations established by Lessor which may be altered at any time and from time to time during the Term. The location of all parking spaces may be designated from time to time by Lessor. Neither Lessee nor Lessee’s Agents shall at any time use more parking spaces than the number so allocated to Lessee or park or permit the parking of their vehicles in any portion of the Parcel not designated by Lessor as a non-exclusive parking area. Lessee and Lessee’s Agents shall not have the exclusive right to use any specific parking space, except as expressly stated in this Article 26.

Notwithstanding the number of parking spaces designated for Lessee’s non-exclusive use, in the event by reason of any rule, regulation, order, law, statute or ordinance of any governmental or quasi-governmental authority relating to or affecting parking on the Parcel, or any cause beyond Lessor’s reasonable control, Lessor is required to reduce the number of parking spaces on the Parcel, Lessor shall have the right to proportionately reduce the number of Lessee’s parking spaces and the non-exclusive parking spaces of other tenants of the Building. Lessor reserves the right in its absolute discretion: to determine whether parking facilities are becoming overcrowded and in such event to re-allocate parking spaces among Lessee and other tenants of the Project; to have any vehicles owned by Lessee or Lessee’s Agents which are parked in violation of the provisions of this Article 26 or Lessor’s rules and regulations relating to parking, towed away at Lessee’s cost, after having given Lessee reasonable notice. In the event Lessor elects or is required by any law to limit or control parking on the Parcel, by validation of parking tickets or any other method, Lessee agrees to participate in such validation or other program under such reasonable rules and regulations as are from time to time established by Lessor. Lessor shall have the right to close all or any portion of the parking areas at reasonable times for any purpose, including, without limitation, the prevention of a dedication thereof, or the accrual of rights in any person or the public therein. Employees of Lessee shall be required to park in areas designated for employee parking, if any. The parking areas shall not be used by Lessee or Lessee’s Agents for any purpose other than the parking of motor vehicles and the ingress and egress of pedestrians and motor vehicles.

27.     AUTHORITY.    If Lessee is a corporation, partnership, limited liability company or other entity, each individual executing this Lease on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation or on behalf of said partnership in accordance with the partnership agreement of such partnership or otherwise on behalf of said entity in accordance with the organizational documents governing such entity, and that this Lease is binding upon said entity in accordance with its terms. If Lessee is a corporation or other entity, Lessee shall, upon execution of this Lease, deliver to Lessor a certified copy of a resolution of the Board of Directors of said corporation or other evidence of organizational approval authorizing or ratifying the execution of this Lease. If Lessee fails to deliver such resolution or other evidence to Lessor upon execution of this Lease, Lessor shall not be deemed to have waived its right to require delivery of such resolution or other evidence, and at any time during the Term Lessor may request Lessee to deliver the same, and Lessee agrees it shall thereafter promptly deliver such resolution or other evidence to Lessor. If Lessee is a corporation or other entity, Lessee hereby represents, warrants, and covenants that (i) Lessee is a valid and existing corporation or other entity; (ii) Lessee is qualified to do business in California; (iii) all fees and all franchise and corporate taxes of Lessee are paid to date, and will be paid when due; (iv) all required forms and reports will be filed when due; and (v) the signers of this Lease are properly authorized to execute this Lease on behalf of Lessee and to bind Lessee hereto.

28.     SURRENDER OF PREMISES.

a.  Condition of Premises.    Lessee shall, upon Lease Termination, surrender the Premises in the condition required pursuant to subsection 10.b. above, and otherwise in broom clean, trash free, and in good condition, reasonable wear and tear, and insured casualties to the extent of Net Insurance Proceeds recovered by Lessor, alone excepted. By written notice to Lessee, Lessor may elect to cause Lessee to remove from the Premises or cause to be removed, at Lessee’s expense, any logos, signs, notices, advertisements or displays placed on the Premises by Lessee. If the Premises is not so surrendered as required by this Article 28, Lessee shall indemnify, defend and hold harmless Lessor from and against any loss or liability resulting from Lessee’s failure to comply with the provisions of this Article 28, including, without limitation, any claims made by any succeeding tenant or losses to Lessor due to lost opportunities to lease to succeeding tenants, and the obligations of Lessee pursuant hereto shall survive the Lease Termination.

b.  Removal of Personal Property.    Lessee shall remove all its personal property from the Premises upon Lease Termination, and shall immediately repair all damage to the Premises, Building and Common Area caused by such removal. Any personal property remaining on the Premises after Lease expiration or sooner termination may be packed, transported, and stored at a public warehouse at Lessee’s expense. If after Lease Termination and, within ten (10) days after written demand by Lessor, Lessee fails to remove Lessee’s personal property or, if removed by Lessor, fails to pay the removal expenses, the personal property may be deemed abandoned property by Lessor and may be disposed of as Lessor deems appropriate. Lessee shall repair any damage to the Premises caused by or in connection with the removal of any personal property, including without limitation, the floor and patch and paint the walls, when required by Lessor, to Lessor’s reasonable satisfaction, all at Lessee’s sole cost and expense. The provisions of this Article 28 shall survive Lease Termination.

29.     LESSOR DEFAULT AND MORTGAGEE PROTECTION.    Lessor shall not be in default under this Lease unless Lessee shall have given Lessor written notice of the breach, and, within thirty (30) days after notice, Lessor has not cured the breach or, if the breach is such chat it cannot reasonably be cured under the circumstances within thirty (30) days, has not commenced diligently to prosecute the cure to completion. The liability of Lessor pursuant to this Lease shall be limited to Lessor’s interest in the Building and any money judgment obtained by Lessee based upon Lessor’s breach of this Lease or otherwise relating to this Lease or the Premises, shall be satisfied only out of the proceeds of the sale or disposition of Lessor’s interest in the Building (whether by Lessor or by execution of judgment). Lessee agrees that the obligations of Lessor under this Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers or shareholders of Lessor, and Lessee shall not seek recourse against the individual partners, members, directors, officers or shareholders of Lessor or any of their personal assets for satisfaction of any liability with respect to this Lease. Upon any default by Lessor under this Lease, Lessee shall give notice by registered mail to any beneficiary or mortgagee of a deed of trust or mortgage encumbering the Premises, and/or any portion of the Project, whose address shall have been furnished to it, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises, and/or Project, or any portion thereof, by power of sale or judicial foreclosure, if such should prove necessary to effect a cure.

30.     RIGHTS RESERVED BY LESSOR.    Lessor reserves the right from time to time, without abatement of Rentals and without limiting Lessor’s other rights under this Lease: (i) to install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Project above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand any building within the Project; (ii) to designate other land outside the current boundaries of the Project be a part of the Project, in which event the Parcel shall be deemed to include such additional land, and the Common Areas shall be deemed to include Common Areas upon such additional land; (iii) to add additional buildings and/or other improvements (including, without limitation, additional parking structures or extension of existing parking structures) to the Project, which may be located on land added to the Project pursuant to clause (ii) above; (iv) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscape areas and walkways; (v) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; (vi) to use the Common Areas while engaged in making additional Improvements, repairs or alterations to the Building or the Project, or any portion thereof; (vii) to grant the right to the use of the Exterior Common Area to the occupants of other improvements located on the Parcel; (viii) to designate the name, address, or other designation of the Building and/or Project, without notice or liability to Lessee; (ix) to close entrances, doors, corridors, elevators, escalators or other Building facilities or temporarily abate their operation; (x) to change or revise the business hours of the Building; and (xi) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or any other portion of the Project as Lessor deems to be appropriate in the exercise of its reasonable business judgment.

31.     EXHIBITS.    Exhibits and riders, if any, signed by the Lessor and the Lessee and endorsed on or affixed to this Lease are a part hereof.

32.     WAIVER.    No covenant, term or condition in this Lease or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed. Any waiver of the breach of any covenant, term or condition herein shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Lessor of any performance by Lessee after the time the same shall have become due shall not constitute a waiver by Lessor of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Lessor in writing. The acceptance by Lessor of any sum less than that which is required to be paid by Lessee shall be deemed to have been received only on account of the obligation for which it is paid (or for which it is allocated by Lessor, in Lessor’s absolute discretion, if Lessee does not designate the obligation as to which the payment should be credited), and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in a letter of transmittal. Lessor’s efforts to mitigate damages caused by any default by Lessee shall not constitute a waiver of Lessor’s right to recover damages for any default by Lessee. No custom or practice which may arise between the parties hereto in the administration of the terms hereof shall be construed as a waiver or diminution of Lessor’s right to demand performance by Lessee in strict accordance with the terms of this Lease.

33.     NOTICES.    All notices, consents and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices, consents and demands by Lessor to Lessee shall be personally delivered, sent by overnight courier providing receipt of delivery (such as Federal Express), or sent by United States Mail, postage prepaid, addressed to Lessee as designated in Article 1.m., or to such other place as Lessee may from time to time designate in a notice to Lessor pursuant to this Article 33. All notices and demands by Lessee to Lessor shall be personally delivered, sent by overnight courier providing receipt of delivery (such as Federal Express) or sent by United States Mail, postage prepaid, addressed to Lessor as designated in Article 1.m., or to such other person or place as Lessor may from time to time designate in a notice to Lessee pursuant to this Article 33. Notices sent by overnight courier shall be deemed delivered upon the next business day following deposit with such overnight courier for next business day delivery. Mailed notices shall be deemed delivered two (2) business days after deposit in the United States mail as required by this Article 33.

34.     JOINT OBLIGATIONS.    If Lessee consists of more than one person or entity, the obligations of each Lessee under this Lease shall be joint and several.

35.     MARGINAL HEADINGS.    The captions of paragraphs and articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

36.     TIME.    Time is of the essence of this Lease and each and all of its provisions in which performance is a factor except as to the delivery of possession of the Premises to Lessee.

37.     SUCCESSORS AND ASSIGNS.    The covenants and conditions herein contained, subject to the provisions of Article 13, apply to and bind the heirs, successors, executors, administrators, legal representatives and assigns of the parties hereto.

38.     RECORDATION.    Upon request by Lessor, Lessee shall execute and acknowledge a short form of this Lease in form for recording which may be recorded at Lessor’s election. Lessee shall not record this Lease or a short form or memorandum hereof without the prior written consent of Lessor.

39.     QUIET POSSESSION.    Upon Lessee paying the Rentals reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease and any mortgages or deeds of trust now or hereafter affecting the Premises or the Building and the rights reserved by Lessor hereunder.

40.     LATE CHARGES; ADDITIONAL RENT AND INTEREST.

a.  Late Charges.    Lessee acknowledges that late payment by Lessee to Lessor of Rentals or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which are impracticable or extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any mortgage or trust deed covering the Premises or any part of the Project. Accordingly, if any installment of Rentals or any other sum due from Lessee is not received by Lessor or Lessor’s designee within ten (10) business days after the due date, then Lessee shall pay to Lessor, in each case, a late charge equal to ten percent (10%) of such overdue amount; provided, however, that as to the initial three (3) such late payments occurring during the Term, Lessee shall not be liable for such late charge unless such late payment is not received by Lessor within ten (10) business days following Lessor’s delivery to Lessee of written notice of such failure to pay when due. The parties agree that such late charge represents a fair and reasonable estimate of the cost that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charges by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of its other rights and remedies under this Lease.

b.  Rentals, Additional Rent and Interest.    All taxes, charges, costs, expenses, and other amounts which Lessee is required to pay hereunder, including without limitation Lessee’s Percentage Share of Building Expenses, and all interest and charges (including late charges) that may accrue thereon upon Lessee’s failure to pay the same and all damages, costs and expenses which Lessor may incur by reason of any default by Lessee shall be deemed to be additional rent hereunder. Upon nonpayment by Lessee of any additional rent, Lessor shall have all the rights and remedies with respect thereto as Lessor has for the nonpayment of Base Rent. The term “Rentals” as used in this Lease is Base Rent and all additional rent. Any payment due from Lessee to Lessor (including but not limited to Base Rent and all additional rent) which is not paid within three (3) business days of when due shall bear interest from the date when due until paid, at an annual rate equal to the maximum rate that Lessor is allowed to contract for by law. Payment of such interest shall not excuse or cure any default by Lessee. In addition, Lessee shall pay all costs and attorneys’ fees incurred by Lessor in collection of such amounts. All Rentals and other moneys due under this Lease shall survive the Lease Termination. Interest on Rentals past due as provided herein shall be in addition to the late charges levied pursuant to 40.a. above. All Rentals shall be paid to Lessor, in lawful money of the United States of America which shall be legal tender at the time of payment, at the address of Lessor a provided herein, or to such other person or at such other place as Lessor may from time to time designate in writing. If at any time during the Term Lessee pays any Rentals by check which is returned for insufficient funds, Lessor shall have the right, in addition to any other rights or remedies Lessor may have hereunder, to require that Rentals thereafter be paid in cash or by cashier’s or certified check.

41.     PRIOR AGREEMENTS.    This Lease contains all of the agreements of the parties hereto with respect to the Premises, this Lease or any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on Lessor until fully executed by Lessor.

42.     INABILITY TO PERFORM.    This Lease and the obligations of the Lessee hereunder shall not be affected or impaired because the Lessor is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of strike, labor troubles, Acts of God, or any other cause, similar or dissimilar, beyond the reasonable control of the Lessor.

43.     ATTORNEYS’ FEES.    If either party to this agreement shall bring an action to Interpret or enforce this agreement or for any relief against the other, including, but not limited to, declaratory relief or a proceeding in arbitration, the losing party shall pay to the prevailing party a reasonable sum for attorney’s fees, expert witness fees and other costs incurred in such action or proceeding. Additionally, the prevailing party shall be entitled to all additional attorney’s fees and costs incurred in enforcing and collecting any such judgment or award. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney’s fees and costs incurred in enforcing such award or judgment.

44.     SALE OF PREMISES BY LESSOR.    Upon a sale or conveyance by the Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) of Lessor’s interest in the Building, other than a transfer for security purposes only, the Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be relieved, from and after the date of such transfer, of all obligations and liabilities accruing thereafter on the part of Lessor, provided that any funds in the hands of Lessor or the then grantor as the time of transfer and in which Lessee has an interest, less any deductions permitted by law or this Lease, shall be delivered to Lessor’s successor. Following such sale or conveyance by Lessor or the then grantor, Lessee agrees to look solely to the responsibility of the successor-in-interest of Lessor in and to this Lease. This Lease shall not be affected by any such sale or conveyance and Lessee agrees to attorn to the purchaser or assignee.

45.     SUBORDINATION/ATTORNMENT.    This Lease shall automatically be subject and subordinate to all ground or underlying leases which now exist or may hereafter be executed affecting any portion of the Project and to the lien of any mortgages or deeds of trust (including all advances thereunder, renewals, replacements, modifications, supplements, consolidations, and extensions thereof) in any amount or amounts whatsoever now or hereafter placed on or against any portion of the Project, or on or against Lessor’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Lessee so effectuate such subordination. Lessee covenants and agrees to execute and deliver upon demand and without charge therefor, such further instruments evidencing the subordination of this Lease to such ground or underlying leases and/or to the lien of any such mortgages or deeds of trusts as may be required by Lessor or a lender making a loan affecting the Project; provided that such mortgagee or beneficiary under such mortgage or deed of trust or lessor under such ground or underlying lease agrees in writing that so long as Lessee is not in default under this Lease, this Lease shall not be terminated in the event of any foreclosure or termination of any ground or underlying lease. Failure of Lessee to execute such instruments evidencing subordination of this Lease shall constitute a default by Lessee under this Lease. If any mortgagee, beneficiary or lessor elects to have this Lease prior to the lien of its mortgage, deed of trust or lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust or lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or lease or the date of the recording thereof.

If any proceedings are brought to terminate any ground or underlying leases or for foreclosure, or upon the exercise of the power of sale, under any mortgage or deed of trust covering any portion of the Project, Lessee shall attorn to the lessor or purchaser upon any such termination, foreclosure or sale and recognize such lessor or purchaser as the Lessor under this Lease. So long as Lessee is not in default hereunder and attorns as required above, this Lease shall remain in full force and effect for the full term hereof after any such termination, foreclosure or sale.

Lessor hereby agrees to use reasonable efforts to obtain for the benefit of Lessee an agreement of non-disturbance and attornment in commercially reasonable form from any mortgagee, trust deed beneficiary or ground or underlying lessor under a mortgage, deed of trust or ground or underlying lease which is presently senior in interest to this Lease or to which this Lease is hereafter required to be subordinated pursuant to this Article.

46.     NAME.    Lessee shall not use any name, picture or representation of the Building or Project for any purpose other than as an address of the business to be conducted by the Lessee in the Premises.

47.     SEVERABILITY.    Any provision of this Lease which proves to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease and all such other provisions shall remain in full force and effect; however, if Lessee’s obligation to pay the Rentals is determined to be invalid or unenforceable, this Lease shall terminate at the option of Lessor.

48.     CUMULATIVE REMEDIES.    Except as otherwise expressly provided in this Lease, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

49.     CHOICE OF LAW.    This Lease shall be governed by the laws of the State of California.

50.     SIGNS.    Lessee shall not inscribe, paint, affix or place any sign, awning, canopy, advertising matter, decoration or lettering upon any portion of the Premises, including, without limitation, any exterior door, window or wall, without Lessor’s prior written consent.

51.     GENDER AND NUMBER.    Wherever the context so requires, each gender shall include any other gender, and the singular number shall include the plural and vice-versa.

52.     CONSENTS.    Whenever the consent of Lessor is required herein, the giving or withholding of such consent in any one or any number of instances shall not limit or waive the need for such consent in any other or future instances. Any consent given by Lessor shall not be binding upon Lessor unless in writing and signed by Lessor or Lessor’s agents. Notwithstanding any other provision of this Lease, where Lessee is required to obtain the consent of Lessor so do any act, or to refrain from the performance of any act, Lessee agrees that if Lessee is in default with respect to any term, condition, covenant or provision of this Lease, then Lessor shall be deemed to have acted reasonably in withholding its consent if said consent is, in fact, withheld.

53.     BROKERS.    Lessor shall be responsible for the payment of a commission owing to the Brokers specified in Article l.n. above, in connection with this Lease, to the extent set forth in separate written agreement with such Brokers. Lessee warrants that it has had no dealing with any real estate broker or agents in connection with the negotiation of this Lease excepting only the brokers designated in Article 1.n., and that it knows of no other real estate broker or agent who is entitled to or can claim a commission in connection with this Lease. Lessee agrees to indemnify, defend and hold Lessor harmless from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) with respect to any alleged leasing commission or equivalent compensation alleged to be owing on account of Lessee’s dealings with any real estate broker or agent.

54.     SUBSURFACE AND AIRSPACE.    This Lease confers on Lessee no rights either with respect to the subsurface of the Parcel or with regard to airspace above the top of the Building or above any paved or landscaped areas on the Parcel or Common Area and Lessor expressly reserves the right to use such subsurface and airspace areas, including without limitation the right to perform construction work thereon and in regard thereto. Any diminution or shutting off of light, air or view by any structure which may be erected by Lessor on those portions of the Parcel, Common Area and/or Building reserved by Lessor shall in no way affect this Lease or impose any liability on Lessor. Lessor shall have the exclusive right to use all or any portion of the roof, side and rear walls of the Premises and Building for any purpose. Lessee shall have no right whatsoever to the exterior of the exterior walls or the roof of the Premises or any portion of the Project outside the Premises except as provided in Article 55 of this Lease.

55.     COMMON AREA.    For purposes of the Lease, “Common Area” shall collectively mean the following:

a.  Exterior Common Area.    That portion of the Parcel other than the land comprising the property, and all facilities and improvements on such portion for the non-exclusive use of Lessee in common with other authorized users, including, but not limited to, vehicle parking areas, driveways, sidewalks, landscaped areas, and the facilities and improvements necessary for the operation thereof (the “Exterior Common Area”); and

b.  Building Common Area.    That portion of the Building in which the Premises are located, and all of the facilities therein, set aside by Lessor for the non-exclusive use of Lessee in common with other authorized users, including, but not limited to, entrances, lobbies, halls, atriums, corridors, toilets and lavatories, passenger elevators and service areas (the “Building Common Area”).

Subject to the limitations and restrictions contained in this Lease, and the Rules and Regulations, Lessor grants to Lessee and Lessee’s Agents the nonexclusive right to use the Common Area in common with Lessor, Lessor’s agent, other occupants of the Building and Project, other authorized users and their agents, subject to the provisions of this Lease. The right to use the Common Area shall terminate upon Lease Termination.

56.     LABOR DISPUTES.    If Lessee becomes involved in or is the object of a labor dispute which subjects the Premises or any part of the Project to any picketing, work stoppage, or other concerted activity which in the reasonable opinion of Lessor is in any manner detrimental to the operation of any part of the Project, or its tenants, Lessor shall have the right to require Lessee, at Lessee’s own expense and within a reasonable period of time specified by Lessor, to use Lessee’s best efforts to either resolve such labor dispute or terminate or control any such picketing, work stoppage or other concerted activity to the extent necessary to eliminate any interference with the operation of the Project or its tenants. To the extent such labor dispute interferes with the performance of Lessor’s duties hereunder, Lessor shall be excused from the performance of such duties and Lessee hereby waives any and all claims against Lessor for damages or losses in regard to such duties. If Lessee fails to use its best efforts to so resolve such dispute or terminate or control such picketing, work stoppage or other concerted activity within the period of time specified by Lessor, Lessor shall have the right to terminate this Lease. Nothing contained in this Article 56 shall be construed as placing Lessor in an employer-employee relationship with any of Lessee’s employees or with any other employees who may be involved in such labor dispute. Lessee shall indemnify, defend and hold harmless Lessor from and against any and all liability (including, without limitation, attorneys’ fees and expenses) arising from any labor dispute in which Lessee is involved and which affects any part of the Project.

57.     CONDITIONS.    All agreements by Lessee contained in this Lease, whether expressed as covenants or conditions, shall be construed to be both covenants and conditions, conferring upon Lessor, upon breach thereof, the right to terminate this Lease.

58.     LESSEE’S FINANCIAL STATEMENTS.    Lessee hereby warrants that all financial statements delivered by Lessee to Lessor prior to the execution of this Lease by Lessee, or that shall be delivered in accordance with the terms hereof, are or shall be as of the date of the applicable statement, true, correct, and complete, and prepared in accordance with generally accepted accounting principles. Lessee acknowledges and agrees that Lessor is relying on such financial statements in accepting this Lease, and that a breach of Lessee’s warranty as to such financial statements shall constitute a default by Lessee.

59.     LESSOR NOT A TRUSTEE.    Lessor shall not be deemed to be a trustee of any funds paid to Lessor by Lessee (or held by Lessor for Lessee) pursuant to this Lease. Lessor shall not be required to keep any such funds separate from Lessor’s general funds or segregated from any funds paid to Lessor by (or held by Lessor for) other tenants of the Building. Any funds held by Lessor pursuant to this Lease shall not bear interest.

60.     MERGER.    The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies.

61.     NO PARTNERSHIP OR JOINT VENTURE.    Nothing in this Lease shall be construed as creating a partnership or joint venture between Lessor, Lessee, or any other party, or cause Lessor to be responsible for the debts or obligations of Lessee or any other party.

62.     LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS.    Except as otherwise expressly provided herein, if Lessee fails at any time to make any payment or perform any other act on its part to be made or performed under this Lease, then upon ten (10) days written notice to Lessee (provided that no such notice shall be required in the event of an emergency), Lessor may, but shall not be obligated to, and without waiving or releasing Lessee from any obligation under this Lease, make such payment or perform such other act to the extent that Lessor may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Lessor and all penalties, interest and costs in connection therewith shall be due and payable by Lessee to Lessor as additional rent upon demand.

63.     PLANS.    Lessee acknowledges that any plan of the Project which may have been displayed or furnished to Lessee or which may be a part of Exhibit “A” or Exhibit “B” is tentative; Lessor may from time to time change the shape, size, location, number, and extent of the improvements shown on any such plan and eliminate or add any improvements to the Project, in Lessor’s sole discretion.

64.     INTENTIONALLY OMITTED.

65.     WAIVER OF JURY.    LESSOR AND LESSEE HEREBY WAIVE THEIR RESPECTIVE RIGHT TO TRIAL BY JURY ON ANY CAUSE OF ACTION, CLAIM, COUNTER-CLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING AND/OR HEARING BROUGHT BY EITHER LESSOR AGAINST LESSEE OR LESSEE AGAINST LESSOR ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE.

66.     JOINT PARTICIPATION.    Lessor and Lessee hereby acknowledge that both parties have been represented by counsel in connection with this Lease and that both parties have participated in the negotiation and drafting of all of the terms and provisions hereof. By reason of this joint participation, no term or provision of this Lease will be construed against either party as the “drafter” thereof, which terms and provisions shall include, without limitation. Article 14 hereof.

67.    COUNTERPARTS.    This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original, but any number of which, taken together, shall be deemed to constitute one and the same instrument.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR APPROVAL. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE LESSOR BY THE REAL ESTATE BROKER OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTIONS RELATING THERETO.

IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the date first written above.

LESSOR:			LESSEE:

CUPERTINO CITY CENTER BUILDINGS, a California limited partnership			ZEN RESEARCH, INC., a California corporation

By:	SUNSET RIDGE DEVELOPMENT CO., INC., a California corporation, its general partner		By: /s/ Emil F. Jachmann Print Name: Emil F. Jachmann Its: President & CEO Date: September 29, 1997
	By:	PROM MANAGEMENT GROUP, INC., a California corporation, dba Maxim Property Management, agent for owner

By: /s/ Vicki R. Mullins

Print Name: Vicki R. Mullins

Its: Chief Financial Officer

Date: September 30, 1997

EXHIBIT “A”

FLOOR PLAN OF THE PREMISES

[Map of the floor
plan of the 8th Floor
of 20400 Stevens Creek Boulevard, Cupertino, California]

EXHIBIT “B”

DEPICTION OF THE PROJECT

[Map of the office development in which
20400 Stevens Creek Boulevard, Cupertino, California, is located, showing De Anza Boulevard to the west and Torre Avenue to the east]

EXHIBIT “C”

Intentionally Omitted

EXHIBIT “D”

RULES AND REGULATIONS

1.  No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without prior written consent of Lessor. Lessor shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved of by Lessor. Lessee shall not place anything or allow anything to be placed near the glass of any exterior window, door, partition or wall which may appear unsightly from outside the Premises. Lessee shall not, without prior written consent of Lessor cover or otherwise sunscreen any window.

2.  The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Lessee or used by Lessee for any purpose other than for ingress or egress from its Premises.

3.  Lessor will furnish Lessee, free of charge, with two keys to each door lock in the Premises. Lessor may make a reasonable charge for any additional keys. Lessee shall return all keys issued for the Premises. Lessee shall pay to Lessor the costs of re-keying the Premises if all keys are not returned. Lessee shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4.  The Common Area toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the lessee who, or whose agents, officers, employees, contractors, servants, invitees or guests shall have caused it.

5.  Lessee shall not overload the floor of the Premises or in any way deface the Premises or any part thereof. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the time and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Lessor, stand on supports of such thickness as is necessary to properly distribute the weight. Lessor will not be responsible for loss of or damage to any such safe or property from any cause and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Lessee.

6.  No furniture, freight or equipment of any kind shall be brought into the Building without prior notice to Lessor and all moving of the same into or out of the Building shall be done at such time and in such manner as Lessor shall designate. Unless otherwise agreed to in writing by Lessor, any such movement of furniture, freight, or equipment shall be made during non-business hours for the Building.

7.  Lessee shall have the right to use the loading facilities provided at the Building, if any, in common with the other tenants. All Lessee deliveries of bulk items shall be through the Building loading facilities, if any. Freight elevator(s) will be available for use by all tenants in the Building, subject to such reasonable scheduling as Lessor, in its discretion, deems appropriate. Lessor shall have the right at its sole discretion to prohibit Lessee’s delivery through the main lobbies.

8.  Lessee shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be in or kept in or about the Premises or Building (other than “seeing-eye” dogs or other animals providing assistance to disabled persons).

9.  The Premises will not be used for lodging, storage of merchandise, washing clothes, or manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking will be done or permitted on the Premises without Lessor’s consent, except the use by Lessee of Underwriters Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave oven for employees use will be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

10.  Lessee shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or any method of heating or air conditioning other than supplied by Lessor.

11.  Lessor shall approve in writing the method of attachment of any objects affixed to walls, ceilings or doors. Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for the wires will be allowed without the consent of Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor. Lessee shall not install any wiring above the ceiling tiles that does not comply with the fire codes. Any such wiring shall be removed immediately at the expense of Lessee. Lessee will not affix any floor covering to the floor of the Premises in any manner except as approved by Lessor.

12.  All cleaning and janitorial services for the Building and the Premises will be provided exclusively through Lessor, and except with the written consent of Lessor, no person or persons other than those approved by Lessor will be employed by Lessee or permitted to enter the Building for the purpose of cleaning the same.

13.  Lessee will store all its trash and garbage within its Premises or in other facilities provided by Lessor. Lessee will not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal is to be made in accordance with directions issued from time to time by Lessor.

14.  On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Lessor shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, not, public excitement or other commotion, Lessor reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of the Building and of property in the Building.

15.  Lessee will not waste electricity, water or air conditioning and agrees to cooperate fully with Lessor to assure the most effective operation of the Building’s heating and air conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Lessee has actual notice, and will refrain from attempting to adjust controls. Lessee will keep corridor doors closed, and shall keep all window coverings pulled down.

16.  Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under, the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

17.  No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Lessor.

18.  Lessor shall have the right, exercisable without notice and without liability to Lessee to change the name and street address of the Building or the Project.

19.  Lessee shall not disturb, solicit or canvass any occupant of the Building and shall cooperate to prevent the same.

20.  Lessor shall have the right to control and operate the public portions of the Buildings and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

21.  All entrance doors in the Premises shall be left locked when the Premises are not in use and all doors opening to public corridors shall be kept closed except for normal ingress or egress from the Premises.

22.  Without the written consent of Lessor, Lessee shall not use the name of the Building or Project in connection with or in promoting or advertising the business of Lessee except at Lessee’s address.

23.  Lessee shall place pads under all desk chairs, or have carpet coasters to protect carpets.

24.  The current “Building Hours” are between 7:00 a.m. to 6:00 p.m. on weekdays, Monday through Friday, except generally recognized Building holidays.

25.  Lessee will not install any radio or television antenna, loudspeaker, satellite dishes or other devices on the roof(s) or exterior walls of the Building or the Project. Lessee will not interfere with radio or television broadcasting or reception from or in the Project or elsewhere. If Lessee desires telegraphic, telephone, burglar alarm, satellite dishes, antennae or similar services, it will first obtain Lessor’s approval, and comply with Lessor’s reasonable rules and requirements applicable to such services, which may include (without limitation) separate licensing by, and fees paid to, Lessor.

26.  Lessee agrees to comply with all safety, fire protection and evacuation procedures and regulations established by Lessor or any governmental agency.

27.  Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

28.  Lessor may prohibit smoking in the Building and/or any other portion of the Project and may require Lessee and any of its employees, agents, clients, customers, invitees and guests who desire to smoke, to smoke within designated smoking areas within the Project, if any such smoking areas are provided.

29.  Lessee’s requirements will be attended to only upon appropriate application to Lessor’s management office for the Project by an authorized individual of Lessee. Employees of Lessor will not perform any work or do anything outside of their regular duties unless under special instructions from Lessor, and no employee of Lessor will admit any person (Lessee or otherwise) to any office without specific instructions from Lessor.

30.  In the event of any conflict between these Rules and Regulations and the Lease of which they are a part, the other provisions of the Lease shall prevail. Lessor may waive any one or more of these Rules and

Regulations for the benefit of Lessee or any other tenant, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee or any other tenant, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.